EXECUTION VERSION [Nuveen Churchill] Second Amendment to Loan and Servicing Agreement #158406704 SECOND AMENDMENT TO LOAN AND SERVICING AGREEMENT THIS SECOND AMENDMENT TO LOAN AND SERVICING AGREEMENT (this “Amendment”), dated as of June 29, 2022, is entered into by and among: (1) NUVEEN CHURCHILL BDC SPV II, LLC, a Delaware limited liability company, as the borrower (the “Borrower”); (2) NUVEEN CHURCHILL DIRECT LENDING CORP., a Maryland corporation, as the servicer (the “Servicer”); (3) SUMITOMO MITSUI BANKING CORPORATION, a Japanese banking corporation, as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) and as the Lender; (4) U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the collateral administrator (together with its successors and assigns in such capacity, the “Collateral Administrator”); and (5) U.S. BANK NATIONAL ASSOCIATION, as the account bank (together with its successors and assigns in such capacity, the “Account Bank”) and as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”). RECITALS WHEREAS, the Borrower, the Servicer, the Lender, the Administrative Agent, the Account Bank, the Collateral Administrator and the Collateral Custodian entered into that certain Loan and Servicing Agreement, dated as of November 24, 2020 (as amended, modified, waived, supplemented, restated or replaced from time to time, the “Agreement”); WHEREAS, the Borrower, the Servicer, the Lender and the Administrative Agent desire to amend the Agreement as set forth herein; and WHEREAS, the Lender and the Administrative Agent hereby authorize and direct the Account Bank, the Collateral Administrator and the Collateral Custodian to execute this Amendment. AGREEMENT NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows: ARTICLE I Definitions Capitalized terms used in this Amendment are defined in the Agreement unless otherwise stated. ARTICLE II Amendments to Agreement Exhibit 10.1

2 [Nuveen Churchill] Second Amendment to Loan and Servicing Agreement #158406704 2.01 Effective as of the date hereof, the Agreement is hereby amended (a) to delete the stricken text (indicated textually in the same manner as the following examples: stricken text and stricken text) and (b) to add the double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Agreement (and to the extent provided in Exhibit A hereto, the schedules and appendices to the Agreement) attached hereto as Exhibit A and made a part hereof for all purposes. 2.02 Effective as of the date hereof, the exhibits to this Agreement are hereby amended (a) to delete the stricken text (indicated textually in the same manner as the following examples: stricken text and stricken text) and (b) to add the double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the exhibits to this Agreement attached hereto as Exhibit B and made a part hereof for all purposes. ARTICLE III Conditions Precedent 3.01 The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Administrative Agent, unless specifically waived in writing by Administrative Agent: (a) Administrative Agent shall have received this Amendment duly executed by Borrower, Servicer, Lender, the Account Bank, the Collateral Administrator and the Collateral Custodian. (b) Administrative Agent shall have received a duly executed copy of that certain Amended and Restated Fee Letter, dated as of the date hereof, among the Lender, the Administrative Agent, the Collateral Agent and the Borrower. (c) Administrative Agent shall have received all fees on behalf of itself and the Lender due and payable as of the date hereof. (d) The representations and warranties of the Borrower and Servicer contained herein and in the Agreement and the other Transaction Documents, as amended hereby, shall be true and correct in all material respects (except for such representations and warranties as are qualified by materiality, a Material Adverse Effect or any similar qualifiers, which representations and warranties shall be true and correct in all respects), on and as of the date hereof, as if made on the date hereof (other than any representation and warranty that is made as of a specific date which were true and correct in all material respects as of such date). (e) No Servicer Default, Event of Default or Unmatured Event of Default shall have occurred and be continuing. (f) All organizational proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Administrative Agent. (g) Administrative Agent shall have received favorable Opinions of Counsel to the Borrower and Servicer, acceptable to the Administrative Agent and addressed to the Administrative Agent, with respect to the due authorization, execution and delivery of, and enforceability of, this

3 [Nuveen Churchill] Second Amendment to Loan and Servicing Agreement #158406704 Amendment and the other Transaction Documents delivered in connection herewith. (h) Administrative Agent shall have received a certificate of a Director, the Secretary or Assistant Secretary of each of the Borrower and the Servicer, dated the date of this Amendment, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign on behalf of such Person this Amendment and the other Transaction Documents delivered in connection herewith to which it is a party, (ii) that the copy of the Governing Documents of such Person is a complete and correct copy and that such Governing Documents have not been amended, modified or supplemented and are in full force and effect, (iii) the resolutions of the board of directors, managers or other relevant governing body of such Person approving and authorizing the execution, delivery and performance by such Person of this Amendment and the other Transaction Documents delivered in connection herewith to which it is a party and (iv) a good standing certificate, dated as of a recent date for each of the Borrower and the Servicer, issued by the Secretary of State of such Person’s jurisdiction of formation, incorporation or organization, as applicable. (i) An officer’s closing certificate from a Responsible Officer of each of the Borrower and Servicer, certifying that, as of the date hereof: (i) each of the representations and warranties of the Borrower and Servicer contained in this Amendment and the other Transaction Documents are true, complete and correct in all material respects except to the extent relating to an earlier date and except for such representations and warranties as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties are true, complete and correct in all respects; (ii) no Servicer Default, Event of Default or Unmatured Event of Default has occurred and is continuing under the Agreement, and no event has occurred and is continuing, or would result from the transactions effected pursuant to this Amendment or the other Transaction Documents, that constitutes or would constitute a Servicer Default, Event of Default or Unmatured Event of Default; and (iii) both before and after giving effect to the transactions contemplated by this Amendment and the other Transaction Documents to which the Borrower or the Servicer is a party, each of the Borrower and the Servicer is and will be Solvent. (j) The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of each of the Borrower and the Servicer, and bankruptcy and pending lawsuits with respect to the Borrower and the Servicer and the results of such search shall be satisfactory to the Administrative Agent. ARTICLE IV No Consent or Waiver 4.01 Nothing contained herein shall be construed as a consent or waiver by Administrative Agent of any covenant or provision of the Agreement, the other Transaction Documents, this Amendment or any other contract or instrument among Borrower, any of the other parties to the Transaction Documents and Administrative Agent or Lender, and the failure of Administrative Agent or Lender at any time or times hereafter to require strict performance by Borrower or any other party to the Transaction Documents of any provision thereof shall not waive, affect or diminish any right of Administrative Agent or Lender to thereafter demand strict compliance therewith. ARTICLE V Ratifications, Representations and Warranties

4 [Nuveen Churchill] Second Amendment to Loan and Servicing Agreement #158406704 5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and the other Transaction Documents and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Transaction Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Servicer and Administrative Agent agree that the Agreement and the other Transaction Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Borrower agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations. 5.02 Representations and Warranties. Borrower and Servicer hereby represent and warrant to Administrative Agent that (a) the execution, delivery and performance of this Amendment and any and all other Transaction Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of Borrower and Servicer and will not violate the Governing Documents of Borrower or Servicer or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any contractual obligation of the Borrower or Servicer or violate any Applicable Law; (b) Borrower and Servicer have executed and delivered this Amendment and any and all other Transaction Documents and this Amendment and the other Transaction Documents are a valid and binding obligation of Borrower and Servicer; (c) the representations and warranties of Borrower and Servicer contained in the Agreement, as amended hereby, and any other Transaction Document are true and correct in all material respects (except for such representations and warranties as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties shall be true in all respects) on and as of the date hereof, as if made on the date hereof (other than any representation and warranty that is made as of a specific date which were true, correct, and complete in all material respects as of such date); (d) no Servicer Default, Unmatured Event of Default or Event of Default under the Agreement, as amended hereby, has occurred and is continuing; (e) Borrower and Servicer are in full compliance in all material respects with all covenants and agreements contained in the Agreement and the other Transaction Documents, as amended hereby; and (f) Borrower and Servicer have not amended their respective Governing Documents since the date of the Agreement. ARTICLE VI Miscellaneous Provisions 6.01 Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other Transaction Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Transaction Documents, and no investigation by Administrative Agent or Lender or any closing shall affect the representations and warranties or the right of Administrative Agent and Lender to rely upon them. 6.02 Reference to Agreement. Each of the Agreement and the other Transaction Documents, and any and all other Transaction Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in the Agreement and such other Transaction Documents to the Agreement shall mean a reference to the Agreement, as amended hereby. 6.03 Expenses of Administrative Agent. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Administrative Agent, or its Affiliates, in connection with the preparation, negotiation, and execution of this Amendment and the other Transaction Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including,

5 [Nuveen Churchill] Second Amendment to Loan and Servicing Agreement #158406704 without limitation, the reasonable costs and fees of legal counsel, and all costs and expenses incurred by Administrative Agent and Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Transaction Documents, including, without, limitation, the reasonable costs and fees of legal counsel. 6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. 6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties to the Agreement and their respective permitted successors and assigns. 6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile or electronic (.pdf) transmission, which facsimile or electronic (.pdf) signatures shall be considered original executed counterparts for purposes of this Section 6.06, and each party to this Amendment agrees that it will be bound by its own facsimile or electronic (.pdf) signature and that it accepts the facsimile or electronic (.pdf) signature of each other party to this Amendment. 6.07 Effect of Waiver. No consent or waiver, express or implied, by Administrative Agent to or for any breach of or deviation from any covenant or condition by Borrower or Servicer shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty. 6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment. 6.09 Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER. 6.10 Final Agreement; Modifications. THE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER, SERVICER, ADMINISTRATIVE AGENT AND ANY OTHER APPLICABLE PARTIES PURSUANT TO THE TERMS OF THE AGREEMENT. 6.11 Direction to the Collateral Administrator, the Account Bank and the Collateral Custodian. Each of the parties hereto hereby consents to and directs the Collateral Administrator, the Account Bank and the Collateral Custodian to execute this Amendment and acknowledges and agrees that the Collateral Administrator, the Account Bank and the Collateral Custodian shall be entitled to all of their

6 [Nuveen Churchill] Second Amendment to Loan and Servicing Agreement #158406704 rights, benefits, protections, immunities and indemnities set forth in the Agreement. By their signatures hereto, each of the parties acknowledges and agrees to the assignment by U.S. Bank National Association of its rights, interests and obligations as Collateral Administrator under the Transaction Documents to U.S. Bank Trust Company, National Association. [Remainder of page intentionally left blank; signature pages follow.]

[Signature Page] Second Amendment to Loan and Servicing Agreement IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written. BORROWER: NUVEEN CHURCHILL BDC SPV II, LLC By: Name: Shaul Vichness Title: Chief Financial Officer SERVICER: NUVEEN CHURCHILL DIRECT LENDING CORP. By: Name: Shaul Vichness Title: Chief Financial Officer [Signatures continued on the following page.]

[Signature Page] Second Amendment to Loan and Servicing Agreement ACCOUNT BANK: U.S. BANK NATIONAL ASSOCIATION By: Name: Title: COLLATERAL CUSTODIAN: U.S. BANK NATIONAL ASSOCIATION By: Name: Title: Scott DeRoss Senior Vice President Scott DeRoss Senior Vice President

[Signature Page] Second Amendment to Loan and Servicing Agreement COLLATERAL ADMINISTRATOR: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION By: Name: Title: Senior Vice President Scott DeRoss

Exhibit A

EXECUTION VERSION EXHIBIT A TO FIRSTSECOND AMENDMENT TO LOAN AND SERVICING AGREEMENT (Effective June 29, 2022) U.S. $225,000,000300,000,000 LOAN AND SERVICING AGREEMENT Dated as of November 24, 2020 By and Among NUVEEN CHURCHILL BDC SPV II, LLC, as the Borrower and NUVEEN CHURCHILL DIRECT LENDING CORP., as the Servicer and SUMITOMO MITSUI BANKING CORPORATION, as the Administrative Agent, Collateral Agent and as the Lender and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the Collateral Administrator and U.S. BANK NATIONAL ASSOCIATION, as the Collateral Custodian and as the Account Bank #153193074_v4#158407757_v14

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS 1 SECTION 1.01 Certain Defined Terms. 1 SECTION 1.02 Other Terms 4348 SECTION 1.03 Computation of Time Periods 4348 SECTION 1.04 Interpretation. 4348 ARTICLE II THE FACILITY 4450 SECTION 2.01 Variable Funding Note and Advances. 4450 SECTION 2.02 Procedure for Advances. 4551 SECTION 2.03 Determination of Yield 4853 SECTION 2.04 Remittance Procedures 4854 SECTION 2.05 Instructions to the Account Bank 5459 SECTION 2.06 Borrowing Base Deficiency Payments. 5460 SECTION 2.07 Substitution and Sale of Loan Assets; Affiliate Transactions. 5560 SECTION 2.08 Payments and Computations, Etc. 6368 SECTION 2.09 Fees 6469 SECTION 2.10 Increased Costs; Capital Adequacy. 6469 SECTION 2.11 Taxes 6571 SECTION 2.12 Collateral Assignment of Agreements 6873 SECTION 2.13 Grant of a Security Interest 6874 SECTION 2.14 Evidence of Debt 6974 SECTION 2.15 Survival of Representations and Warranties 6974 SECTION 2.16 Release of Loan Assets. 6975 SECTION 2.17 Treatment of Amounts Received by the Borrower 7075 SECTION 2.18 Prepayment; Termination. 7075 SECTION 2.19 Extension of Stated Maturity Date and Reinvestment Period 7176 SECTION 2.20 Collections and Allocations. 7277 SECTION 2.21 Reinvestment of Principal Collections. 7379 SECTION 2.22 Incremental Facilities. 7480 SECTION 2.23 Benchmark Replacement Setting. 7681 ARTICLE III CONDITIONS PRECEDENT 8082 #153193074_v4 #158407757_v14 i

TABLE OF CONTENTS (continued) Page SECTION 3.01 Conditions Precedent to Effectiveness. 8082 SECTION 3.02 Conditions Precedent to All Advances 8183 SECTION 3.03 Advances Do Not Constitute a Waiver 8386 SECTION 3.04 Conditions to Acquisitions of Loan Assets 8386 ARTICLE IV REPRESENTATIONS AND WARRANTIES 8487 SECTION 4.01 Representations and Warranties of the Borrower 8487 SECTION 4.02 Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio 9395 SECTION 4.03 Representations and Warranties of the Servicer 9396 SECTION 4.04 Reserved. 97100 SECTION 4.05 Representations and Warranties of the Collateral Custodian 97100 ARTICLE V GENERAL COVENANTS 98101 SECTION 5.01 Affirmative Covenants of the Borrower. 98101 SECTION 5.02 Negative Covenants of the Borrower. 107109 SECTION 5.03 Affirmative Covenants of the Servicer. 109112 SECTION 5.04 Negative Covenants of the Servicer. 114116 SECTION 5.05 Affirmative Covenants of the Collateral Custodian. 115117 SECTION 5.06 Negative Covenants of the Collateral Custodian. 115118 SECTION 5.07 Affirmative Covenants of the Account Bank 116118 ARTICLE VI ADMINISTRATION AND SERVICING OF CONTRACTS 116119 SECTION 6.01 Appointment and Designation of the Servicer. 116119 SECTION 6.02 Duties of the Servicer. 118121 SECTION 6.03 Authorization of the Servicer. 120123 SECTION 6.04 Collection of Payments; Accounts. 121124 SECTION 6.05 Realization Upon Loan Assets 123126 SECTION 6.06 Servicing Compensation 124126 SECTION 6.07 Payment of Certain Expenses by Servicer 124126 SECTION 6.08 Reports to the Administrative Agent; Account Statements; Servicing Information. 124127 SECTION 6.09 Annual Statement as to Compliance 127129 SECTION 6.10 Annual Independent Public Accountant’s Servicing Reports127130 #153193074_v4 #158407757_v14 ii

TABLE OF CONTENTS (continued) Page SECTION 6.11 The Servicer Not to Resign 128130 ARTICLE VII EVENTS OF DEFAULT 128131 SECTION 7.01 Events of Default 128131 SECTION 7.02 Additional Remedies of the Administrative Agent. 132134 ARTICLE VIII INDEMNIFICATION 135138 SECTION 8.01 Indemnities by the Borrower. 135138 SECTION 8.02 Indemnities by Servicer. 139141 SECTION 8.03 Legal Proceedings 140143 ARTICLE IX THE ADMINISTRATIVE AGENT 141144 SECTION 9.01 The Administrative Agent. 141144 ARTICLE X COLLATERAL AGENT 145148 SECTION 10.01 Designation of Collateral Agent. 145148 SECTION 10.02 Duties of Collateral Agent. 145148 SECTION 10.03 Merger or Consolidation. 147150 SECTION 10.04 Collateral Agent Expenses. 147150 SECTION 10.05 Collateral Agent Removal. 147150 SECTION 10.06 Limitation on Liability. 148150 SECTION 10.07 Collateral Agent Resignation. 149152 ARTICLE XI MISCELLANEOUS 149152 SECTION 11.01 Amendments and Waivers. 149152 SECTION 11.02 Notices, Etc 150. 153 SECTION 11.03 No Waiver; Remedies 152156 SECTION 11.04 Binding Effect; Assignability; Multiple Lenders. 152156 SECTION 11.05 Term of This Agreement 154157 SECTION 11.06 GOVERNING LAW; JURY WAIVER 154158 SECTION 11.07 Costs and Expenses. 155158 SECTION 11.08 No Proceedings 155159 SECTION 11.09 Recourse Against Certain Parties. 156159 SECTION 11.10 Execution in Counterparts; Severability; Integration 157160 SECTION 11.11 Consent to Jurisdiction; Service of Process. 157161 SECTION 11.12 Confidentiality. 158161 #153193074_v4 #158407757_v14 iii

TABLE OF CONTENTS (continued) Page SECTION 11.13 Waiver of Set Off. 159163 SECTION 11.14 Headings and Exhibits. 159163 SECTION 11.15 Breaches of Representations, Warranties and Covenants. 160163 SECTION 11.16 Delivery of Termination Statements, Releases, etc. 160163 SECTION 11.17 Failure of Borrower or Servicer to Perform Certain Obligations 160163 SECTION 11.18 USA Patriot Act 160163 SECTION 11.19 Adequacy of Monetary Damages 160164 SECTION 11.20 No Proceedings 161164 SECTION 11.21 Interim Custody Agreement 161164 ARTICLE XII COLLATERAL CUSTODIAN 161164 SECTION 12.01 Designation of Collateral Custodian. 161164 SECTION 12.02 Duties of Collateral Custodian. 161165 SECTION 12.03 Merger or Consolidation. 166169 SECTION 12.04 Collateral Custodian, Collateral Administrator and Account Bank Compensation. 166169 SECTION 12.05 Collateral Custodian, Account Bank or Collateral Administrator Removal. 167170 SECTION 12.06 Limitation on Liability. 167170 SECTION 12.07 Collateral Custodian or Collateral Administrator Resignation. 173177 SECTION 12.08 Release of Documents. 173177 SECTION 12.09 Return of Required Loan Documents. 174178 SECTION 12.10 Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Servicer. 175178 SECTION 12.11 Custodian as Agent of Collateral Agent. 175178 #153193074_v4 #158407757_v14 iv

LIST OF SCHEDULES AND EXHIBITS SCHEDULES SCHEDULE I Conditions Precedent Documents SCHEDULE II Prior Names, Tradenames, Fictitious Names and “Doing Business As” Names SCHEDULE III Eligibility Criteria SCHEDULE IV Agreed-Upon Procedures For Independent Public Accountants SCHEDULE V Loan Asset Schedule SCHEDULE VI Principal Collection Account – Wire Instructions SCHEDULE VII Industry Classifications EXHIBITS EXHIBIT A Form of Approval Notice EXHIBIT B Form of Loan Assignment EXHIBIT C Form of Borrowing Base Certificate EXHIBIT D Form of Disbursement Request EXHIBIT E Form of Joinder Supplement EXHIBIT F Form of Notice of Borrowing EXHIBIT G Form of Notice of Reduction (Reduction of Advances Outstanding) EXHIBIT H Form of Notice of Reduction (Reduction of Maximum Facility Amount) EXHIBIT I Form of Variable Funding Note EXHIBIT J Form of Notice and Request for Consent EXHIBIT K Form of Servicing Report EXHIBIT L Form of Servicer’s Certificate (Servicing Report) EXHIBIT M Form of Release of Required Loan Documents EXHIBIT N Form of Assignment and Acceptance EXHIBIT O Form of Conversion Notice EXHIBIT P Form of Loan Sale and Contribution Agreement #153193074_v4 #158407757_v14 v

This LOAN AND SERVICING AGREEMENT is made as of November 24, 2020, by and among: (1) NUVEEN CHURCHILL BDC SPV II, LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”); (2) NUVEEN CHURCHILL DIRECT LENDING CORP., a Maryland corporation, as the Servicer (as defined herein); (3) SUMITOMO MITSUI BANKING CORPORATION, a Japanese banking corporation, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as the Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”) and as the Lender (as defined herein); and (4) U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“U.S. Bank”), as the Account Bank (as defined herein), as the Collateral Administrator (together with its successors and assigns in such capacity, the “Collateral Administrator”); and (5) U.S. BANK NATIONAL ASSOCIATION, as the Account Bank (as defined herein) and as the Collateral Custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”). PRELIMINARY STATEMENTS WHEREAS, the Lender has agreed, on the terms and conditions set forth herein, to provide a secured revolving credit facility which shall provide for Advances from time to time in an aggregate principal amount not to exceed the Borrowing Base; WHEREAS, the proceeds of the Advances will be used (a) to finance the Borrower’s purchase or origination of Eligible Loan Assets, with such Eligible Loan Assets to be approved by the Administrative Agent at the time of purchase, (b) to fund the Unfunded Exposure Account and (c) to distribute such proceeds to the Borrower’s parent or indirect parent. NOW THEREFORE, based upon the foregoing Preliminary Statements, the parties agree as follows: ARTICLE I DEFINITIONS SECTION 1.01 Certain Defined Terms. (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01. #153193074_v4 #158407757_v14

(b) As used in this Agreement and the exhibits and schedules thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder. “Account Bank” means U.S. Bank National Association, not in its individual capacity, but solely as account bank pursuant to the terms of this Agreement and as securities intermediary pursuant to the Control Agreement, together with its successors and assigns. “Accreted Interest” means Interest accrued on a Loan Asset that is added to the principal amount of such Loan Asset instead of being paid as Interest as it accrues. “Action” has the meaning assigned to that term in Section 8.03. “Additional Amount” has the meaning assigned to that term in Section 2.11(a). “Adjusted Borrowing Value” means for any Loan Asset, for any date of determination, the Assigned Value of such Loan Asset at such time multiplied by the Outstanding Balance of such Loan Asset (exclusive of Accreted Interest); provided that the parties hereby agree that the Adjusted Borrowing Value of any Warranty Loan Asset or any Loan Asset that is no longer an Eligible Loan Asset shall be zero. “Administrative Agent” means Sumitomo Mitsui Banking Corporation, in its capacity as administrative agent for the Lender, together with its successors and assigns, including any successor appointed pursuant to Article IX. “Advance” means each loan advanced by the Lender to the Borrower on an Advance Date pursuant to Article II. “Advance Date” means, with respect to any Advance, the Business Day on which such Advance is made. “Advances Outstanding” means, at any time, the sum of the principal amounts of Advances loaned to the Borrower for the initial and any subsequent borrowings pursuant to Sections 2.01 and 2.02 as of such time, reduced by the aggregate Available Collections received and distributed as repayment of principal amounts of Advances Outstanding pursuant to Section 2.04 at or prior to such time and any other amounts received by the Lender to repay the principal amounts of Advances Outstanding pursuant to Section 2.18 or otherwise at or prior to such time; provided that the principal amounts of Advances Outstanding shall not be reduced by any Available Collections or other amounts if at any time such Available Collections or other amounts are rescinded or must be returned for any reason. “Affected Party” has the meaning assigned to that term in Section 2.10. #153193074_v4 #158407757_v14 2

“Affiliate” when used with respect to a Person, means any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person or to vote more than 50% of the voting securities of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that for purposes of determining whether any Loan Asset is an Eligible Loan Asset or for purposes of Section 5.01(b), the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. “Aggregate Adjusted Borrowing Value” means, as of any date of determination, an amount equal to the sum of the Adjusted Borrowing Value of all Loan Assets in the Collateral Portfolio, after giving effect to all Loan Assets added to and removed from the Collateral Portfolio on such date. “Agreement” means this Loan and Servicing Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time hereafter. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Equityholder, the Servicer, the Borrower and its Affiliates from time to time concerning or relating to bribery or corruption. “Anti-Money Laundering Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Equityholder, the Servicer, the Borrower and its Affiliates from time to time concerning or relating to anti-money laundering or terrorist financing. “Applicable Law” means for any Person all existing and future laws, rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority which are applicable to such Person (including, without limitation, predatory lending laws, usury laws, the Federal Truth-in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction. “Applicable Percentage” means, with respect to First Lien Loan Assets, 6570%. “Applicable Spread” means, (a) with respect to any rate based on LIBOR, 2.15% per annum and, (b) with respect to any rate based on the Base Rate, 1.15% per annum and (c) with respect to any rate based on the Benchmark, 2.15% per annum; provided that, at any time after the occurrence and during the continuance of an Event of Default, upon the election of the Administrative Agent, the Applicable Spread shall be (ai) with respect to any rate based on #153193074_v4 #158407757_v14 3

LIBOR, 4.15% per annum and, (bii) with respect to any rate based on the Base Rate, 3.15% per annum and (iii) with respect to any rate based on the Benchmark, 4.15 % per annum. “Approval Notice” means with respect to any Eligible Loan Asset, the written notice, in substantially the form attached hereto as Exhibit A-1, evidencing the approval by the Administrative Agent, in its sole discretion, of the acquisition or origination, as applicable, of such Eligible Loan Asset by the Borrower. “Approved Valuation Firm” shall mean (a) each of (i) Houlihan Lokey Howard & Zukin, (ii) Lincoln International LLC (f/k/a Lincoln Partners LLC), (iii) Duff & Phelps Corp., (iv) Valuation Research Corporation, (v) Murray, Devine & Co, Inc., (vi) Grant Thornton LLP, (vii) Markit Ltd., and (viii) Thomson Reuters LPC, and (b) any other nationally recognized valuation firm designated by the Borrower and approved by the Administrative Agent in its sole discretion (such approval not to be unreasonably withheld, conditioned or delayed). “Assigned Documents” has the meaning assigned to that term in Section 2.12. “Assigned Value” means, with respect to each Loan Asset, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Loan Asset, (i) on and after the Cut-Off Date but prior to the date the Assigned Value for such Loan Asset is first modified pursuant to this definition, the lowest of the following: (a) 100.0%; (b) the purchase price for such Loan Asset paid by the Borrower (calculated without giving effect to any netting of fees or expenses); provided that original issue discount shall be disregarded for purposes of calculating the purchase price under this clause (b), and (c) the value assigned to such Loan Asset by the Administrative Agent in its sole discretion as of the Cut-off Date; and (ii) after any occurrence of a Value Adjustment Event with respect to such Loan Asset: (a) If a Value Adjustment Event of the type described in clauses (a), (b), (d) or (e) of the definition thereof with respect to such Loan Asset occurs, the Assigned Value of such Loan Asset will be modified to zero. (b) If a Value Adjustment Event other than of the type described in clauses (a), (b), (d) or (e) of the definition thereof with respect to such Loan Asset occurs, the “Assigned Value” may be modified by the Administrative Agent in its sole discretion upon each such occurrence. In the event the Borrower disagrees with the Administrative Agent’s determination of the Assigned Value (i) the Borrower shall have the right to request that the Administrative Agent revalue such Loan Asset on the basis of additional information provided by or on behalf of the Borrower and, if it so requests, the Administrative Agent shall cooperate in good faith with the Borrower in such revaluation and, if so applicable in its sole discretion of the Administrative Agent, increase the Assigned Value of such Loan Asset; or (ii) the Borrower shall have the right (at the Borrower’s expense) to retain any Approved Valuation Firm to value such Loan Asset; provided, that the aggregate number of Loans Assets for which the Borrower has retain an Approved Valuation Firm to have a value determined in any trailing twelve (12) month period shall not exceed the product of 25% times the aggregate number of Eligible Loans Assets at such time. If the value determined by such firm is greater than the Administrative Agent’s determination of the Assigned Value, such firm’s valuation shall become the Assigned Value of such Loan Asset for purposes of clause (ii) in the lead in of this definition; provided that such #153193074_v4 #158407757_v14 4

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date. “Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time. “Bankruptcy Event” shall be deemed to have occurred with respect to a Person if either: (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets or any similar action with respect to such Person, in each case, under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or (b) such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets under any Bankruptcy Laws, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing or the shareholders of such Person pass a resolution to have such Person wound-up on a voluntary basis. “Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, winding up, reorganization, suspension of payments, or similar debtor relief laws, including those of any other applicable jurisdiction from time to time in effect affecting the rights of creditors generally. “Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event. “Base Rate” means, on any date, a fluctuating per annum interest rate equal to the greaterhigher of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus 0.50%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively. #153193074_v4 #158407757_v14 6

“Base Rate Advance” means any Advance (a) not made as a LIBOR Advance or SOFR Advance in accordance with Section 2.02(b), or (b) converted into a Base Rate Advance in accordance with Section 2.02(c), in either case during each period from and including any date such Advance is made or converted to but excluding the first subsequent date on which such Advance is converted into a LIBOR Advance or SOFR Advance in accordance with Section 2.02(c) or repaid. “Base Rate Advances Outstanding” means, at any time, the outstanding Base Rate Advances. “Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Base Rate Yield Rate” means, as of any date of determination, an interest rate per annum equal to the Base Rate for such date plus the Applicable Spread. “Benchmark” means, initially, Term SOFR with a one-month maturity; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.23, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.23. “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (a) Daily Simple SOFR; or (b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents. For the avoidance of doubt, if the Administrative Agent and the Borrower cannot come to an agreement on a Benchmark Replacement pursuant to clause (b)(i) of the definition hereof within three (3) days, all Advances hereunder shall be maintained at the Base Rate until such time as an agreement can be made. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the #153193074_v4 #158407757_v14 7 replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. For the avoidance of doubt, if the Administrative Agent and the Borrower cannot come to an agreement on a spread adjustment or method for calculating or determining such spread adjustment pursuant to the definition hereof within three (3) days, the spread adjustment shall be deemed to be the Applicable Spread with respect to any rate based on the Base Rate until such time as an agreement can be made. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents). “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or #153193074_v4 #158407757_v14 8 events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), any Relevant Governmental Body, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Board of Governors” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. “Borrower” has the meaning assigned to that term in the preamble hereto. “Borrowing Base” means, as of any date of determination, an amount equal to the lesser of: #153193074_v4 #158407757_v14 9

(a) the aggregate sum of (i) for each Eligible Loan Asset as of such date, the product of (A) the Applicable Percentage for such Eligible Loan Asset as of such date and (B) the Adjusted Borrowing Value of such Eligible Loan Asset as of such date plus (ii) the amount on deposit in the Principal Collection Account and the Pre-Funded Loan Asset Account as of such date plus (iii) the aggregate amount on deposit in the Unfunded Exposure Account as of such date minus (iv) the Unfunded Exposure Equity Amount as of such date minus (v) the Excess Concentration Amount; and (b) (i) the Maximum Facility Amount as of such date minus (ii) the Unfunded Exposure Amount as of such date plus (iii) the aggregate amount on deposit in the Unfunded Exposure Account as of such date; and (c) the aggregate sum of (i) for each Eligible Loan Asset as of such date, the Adjusted Borrowing Value of such Eligible Loan Asset as of such date plus (ii) the amount on deposit in the Principal Collection Account and the Pre-Funded Loan Asset Account as of such date minus (iii) the Minimum Required Equity Amount as of such date minus (iv) the amount of the aggregate Unfunded Exposure Equity Amount that is not then on deposit in the Unfunded Exposure Account; provided that, for the avoidance of doubt, any Loan Asset which at any time is no longer an Eligible Loan Asset shall not be included in the calculation of “Borrowing Base”. “Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of the applicable date of determination substantially in the form of Exhibit C hereto, prepared by the Servicer. “Borrowing Base Deficiency” means, as of any date of determination, the extent to which the aggregate Advances Outstanding on such date exceed the Borrowing Base. “Breakage Fee” means, for LIBOR Advances Outstanding or SOFR Advances Outstanding, as applicable, which are repaid or converted (to a Base Rate Advance, SOFR Advance or a different tenor of LIBORSOFR, as applicable) (in whole or in part) on any date other than a Payment Date for the Interest Period on which such LIBOR Advance or SOFR Advance, as applicable, ends, the breakage costs (other than lost profits), if any, related to such repayment, based upon the assumption that the applicable Lender funded its loan commitment in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical, it hereby being understood that the amount of any loss, costs or expense payable by the Borrower to any Lender as Breakage Fee shall be determined in the respective Lender’s reasonable discretion and shall be conclusive absent demonstrable error. “Business Day” means a day of the year other than (a) Saturday or a Sunday or (b) any other day on which commercial banks in New York, New York or any United States city in which the offices of the Collateral Agent, the Collateral Administrator, the Collateral Custodian or the Account Bank are located and are authorized or required by Applicable Law, regulation or executive order to close; provided that, if any determination of a Business Day shall relate to a LIBOR Advance, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market. For the avoidance of doubt, if the offices of the Collateral Agent, the Collateral Administrator, the Collateral Custodian or #153193074_v4 #158407757_v14 10

the Account Bank in any United States city are authorized by Applicable Law, regulation or executive order to close but remain open, such day shall not be a “Business Day”. “Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Cash Interest Expense” means, with respect to any Obligor for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” (exclusive of any Accreted Interest that, according to the terms of the Loan Agreement, can never be converted to cash interest that is due and payable prior to maturity (except upon default)) or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period, as determined by the Servicer. “Change of Control” means that (a) the creation or imposition of any Lien (other than liens of custodians, bankers’ Liens, rights of setoff and other similar Liens) on the economic interests and/or membership of the Borrower owned by the Equityholder, (b) the Equityholder or the Servicer shall cease to be managed by Nuveen Churchill Advisors LLC or any Affiliate thereof, or the Investment Management Agreement or the Investment Sub-Advisory Agreement (i) shall fail to be in full force and effect or (ii) shall have been assigned by any party thereto to a Person that is not an Affiliate of such assigning party without the prior written consent of the Administrative Agent, (c) the failure of the Equityholder to own, directly (or through one or more wholly-owned subsidiaries if approved by the Administrative Agent), 100% of the equity interests of the Borrower, or (d) the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of, the Borrower or Servicer, other than as permitted under Section 5.04(a). “Closing Date” means November 24, 2020. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral Administrator” means U.S. Bank Trust Company, National Association, not in its individual capacity, but solely as collateral administrator pursuant to the terms of this Agreement, together with its successors and assigns. “Collateral Agent” has the meaning assigned to that term in the preamble hereto. “Collateral Agent Expenses” means all accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Agent under the Transaction Documents. “Collateral Agent Termination Notice” has the meaning assigned to that term in Section 10.05. #153193074_v4 #158407757_v14 11

“Collateral Custodian” means U.S. Bank National Association, not in its individual capacity, but solely as collateral custodian pursuant to the terms of this Agreement. “Collateral Custodian Expenses” means all accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Servicer to the Collateral Custodian, the Collateral Administrator and the Account Bank under the Transaction Documents. “Collateral Custodian Fees” means the fees set forth in the U.S. Bank Fee Letter that are payable to the Collateral Custodian, the Collateral Administrator and the Account Bank, as such letter may be amended, restated, supplemented, modified, waived and/or replaced from time to time. “Collateral Custodian Termination Notice” has the meaning assigned to that term in Section 12.05. “Collateral Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower to and in the property identified below in clauses (a) through (e) and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles (including payment intangibles), instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property of the Borrower, including without limitation all right, title and interest of the Borrower to and in any of the following (in each case excluding the Retained Interest and the Excluded Amounts): (a) the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections; (b) the Portfolio Assets with respect to the Loan Assets referred to in clause (a); (c) the Controlled Accounts and all Permitted Investments purchased with funds on deposit in the Controlled Accounts; (d) Assigned Documents; and (e) all income and Proceeds of the foregoing. “Collection Account” means an account in the name of the Borrower subject at all times to a Lien for the benefit of and under the control of the Collateral Agent for the benefit of the Secured Parties (it being understood, however, that the Servicer shall be able to request distributions and releases therefrom in accordance herewith and expressly permitted hereby); provided that the funds deposited therein (including any interest and earnings thereon) from time to time and subject to the terms thereof shall constitute the property and assets of the Borrower. #153193074_v4 #158407757_v14 12

(f) the Aggregate Adjusted Borrowing Value of Loan Assets of Obligors having EBITDA of less than $15,000,000 shall not exceed 7.5% of the Maximum Facility Amount.

"Control Agreement" means that certain account control agreement, dated as of the date hereof, by and among the Borrower, the Servicer, the Collateral Agent and the Account Bank, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

"Controlled Accounts" means the Collection Account, the Pre-Funded Loan Asset Account, the Unfunded Exposure Account and the Custody Account.

"Conversion Date" with respect to any Advance, the Business Day on which such Advance was, or is to be, converted from (a) a ~~Base Rate~~LIBOR Advance to a ~~LIBOR Advance, (b) a LIBOR Advance to a~~ Base Rate Advance, (~~c~~b) a ~~LIBOR~~Base Rate Advance ~~with~~to a ~~three-month maturity~~SOFR Advance, (c) a SOFR Advance to a ~~LIBOR~~Base Rate Advance ~~with a one-month maturity~~ or (d) a LIBOR Advance with a one-month maturity to a ~~LIBOR~~SOFR Advance with a ~~three~~one-month maturity, as applicable.

"Conversion Notice" means, with respect to any Advance, the written notice, in substantially the form attached hereto as Exhibit O, evidencing the request of the Borrower to the Administrative Agent to convert such Advance from (a) a ~~Base Rate~~LIBOR Advance to a ~~LIBOR~~Base Rate Advance, (b) a ~~LIBOR~~Base Rate Advance to a ~~Base Rate~~SOFR Advance, (c) a ~~LIBOR~~SOFR Advance ~~with a three-month maturity~~ to a ~~LIBOR~~Base Rate Advance ~~with a one-month maturity~~ or (d) a LIBOR Advance with a one-month maturity to a ~~LIBOR~~SOFR Advance with a ~~three~~one-month maturity, as applicable.

"Custody Account" means an account in the name of the Borrower and under the control of the Collateral Agent for the benefit of the Secured Parties, into which any portion of the Collateral Portfolio that constitutes "security entitlements" or "financial assets" shall be deposited from time to time; *provided* that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the Custody Account.

"Cut-Off Date" means, with respect to each Loan Asset, the date such Loan Asset is acquired by the Borrower.

"Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for syndicated business loans; *provided* that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

"Defaulted Loan Asset" means a Loan Asset which has become subject to a Value Adjustment Event of the type described in clauses (a), (b), (d) or (e) of the definition thereof;

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“First Lien Loan Asset” means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset, subject to any “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, in each case, that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the Unites States or any State or agency, (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, all other Indebtedness (other than any Permitted Priority Revolver Loan or a Permitted Working Capital Facility) of such Obligor; and (c) as to which the Servicer has determined in good faith that the value of the Underlying Collateral for the Loan Asset on or about the time of origination equals or exceeds the Outstanding Balance of such Loan Asset plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by such Underlying Collateral. “Floor” means a rate of interest equal to 0.0%. “Foreign Plan” means each defined benefit plan (within the meaning of Section 3(35) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or sponsored by the Borrower. “GAAP” means generally accepted accounting principles as in effect from time to time in the United States. “Governing Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, (c) with respect to any exempted company, the certificate of incorporation and the memorandum and articles of association, and (d) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person. “Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, July 5, 2006, 17 U.S.T. 401, 46 I.L.M. 649 (entered into force April 1, 2017). “Hazardous Materials” means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation #153193074_v4 #158407757_v14 20

“Interest Collection Account” means a subaccount, linked to and constituting part of the Collection Account into which Interest Collections shall be deposited, in the name of the Borrower for the benefit of and under the control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Interest Collection Account. “Interest Collections” means, (a) with respect to any Loan Asset, all payments and collections attributable to Interest on such Loan Asset, including, without limitation, all scheduled payments of Interest and payments of Interest relating to principal prepayments, all guaranty payments attributable to Interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to Interest on such Loan Asset and (b) amendment fees, late fees, waiver fees, prepayment fees or other amounts received in respect of Loan Assets. “Interest Coverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, either (a) the meaning of “Interest Coverage Ratio” or comparable definition set forth in the related Loan Agreement, or (b) in the case of any Loan Asset with respect to which the related Loan Agreement does not include a definition of “Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor and its consolidated subsidiaries as of such Relevant Test Period, as calculated by the Servicer in good faith, and, with respect to any Loan Asset with respect to which the Obligor has undergone a material acquisition, merger or other similar material corporate event within the Relevant Test Period, calculated on a pro forma basis as if such event had occurred at the beginning of the Relevant Test Period so long as such pro forma calculation is provided for in the related Loan Agreement. “Interest Period” means with respect to any LIBOR Advance or SOFR Advance, as applicable, (i) the period beginning on, and including, the Advance Date or Conversion Date, as applicable, with respect to such LIBOR Advance or SOFR Advance, as applicable, and ending on, but excluding, the earlier of (a) the first succeeding Payment Date or (b)(x) for any LIBOR Advance or SOFR Advance, as applicable, with a one month maturity the numerically corresponding day in the calendar month that is one month thereafter, or if such day is not a Business Day, the next succeeding Business Day or (y) for any LIBOR Advance or SOFR Advance, as applicable, maturing in a month with a Payment Date, the corresponding Payment Date, and (ii) thereafter, for so long as such LIBOR Advance or SOFR Advance, as applicable, or any portion thereof remains outstanding, each period beginning on, and including, the day after the immediately preceding Interest Period with respect to such LIBOR Advance or SOFR Advance, as applicable, ended and ending on, but excluding, the earlier of (a) the next succeeding Payment Date or (b)(x) for any LIBOR Advance or SOFR Advance, as applicable, with a one month maturity on the numerically corresponding day in the calendar month that is one month thereafter for such LIBOR Advance or SOFR Advance, as applicable, or if such day is not a Business Day, the next succeeding Business Day or (y) for any LIBOR Advance or SOFR Advance, as applicable, maturing in a month with a Payment Date, the corresponding Payment Date. #153193074_v4 #158407757_v14 23

“Interim Custody Agreement” means the Custody Agreement dated as of September 3, 2020 between the Borrower and U.S. Bank National Association, as custodian and document custodian. “Investment Management Agreement” means that certain Investment Advisory Agreement, dated as of December 31, 2019, by and between the Investment Manager and the Servicer, as amended, restated, supplemented, modified, superseded or replaced from time to time in a manner not prohibited hereunder. “Investment Manager” means Nuveen Churchill Advisors LLC, in its capacity as investment advisor pursuant to the Investment Management Agreement, together with its successors or assigns to the extent not prohibited hereunder. “Investment Sub-Advisor” means Churchill Asset Management LLC in its capacity as sub-advisor pursuant to the Investment Sub-Advisor Agreement, together with its successors or assigns to the extent not prohibited hereunder. “Investment Sub-Advisory Agreement” means that certain Sub-Advisory Agreement, dated as of December 31, 2019, by and between the Investment Sub-Advisor and the Investment Manager, as amended, restated, supplemented, modified, superseded or replaced from time to time in a manner not prohibited hereunder. “Joinder Supplement” means an agreement by and among the Borrower, a Lender and the Administrative Agent in the form of Exhibit E to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date. “Lender” means, collectively, SMBC and/or any other Person to whom SMBC assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 11.04. “LIBOR” means, for any day during any Interest Period, with respect to any LIBOR Advance (or portion thereof), the rate per annum for (x) a one-month maturity or (y) a three-month maturity (such maturity to be determined at the beginning of such Interest Period by the Borrower in its discretion), in each case, appearing on the Reuters Screen LIBOR01 Page (or any successor or substitute page) (the “LIBOR Page”) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period; provided that for the initial Interest Period with respect to any LIBOR Advance, if such Interest Period is shorter than one month or longer than one month, the Administrative Agent shall have the right to determine LIBOR for such Interest Period as the rate per annum for a period of the same duration as such Interest Period appearing on the LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period, or if no rate per annum for deposits in Dollars for a period of such duration is set forth on the LIBOR Page at such time on such LIBOR Determination Date, the Administrative Agent shall have the right to determine LIBOR for such Interest Period by linear interpolation between the rate per annum for deposits in Dollars for the next shorter period and the rate per annum for deposits in Dollars for the next #153193074_v4 #158407757_v14 24 longer period set forth on the LIBOR Page at such time on such LIBOR Determination Date; provided further that if the rates that are described above in this definition are not set forth on the LIBOR Page as of such times, the Administrative Agent shall determine LIBOR (a) by reference to such other comparable publicly available information service for displaying rates for Dollar deposits in the London interbank market as may be selected by the Administrative Agent, in its sole discretion, or (b) if no such service is available, as the rate per annum at which Dollar deposits of $5,000,000 for a relevant maturity are offered by the principal London office of Sumitomo Mitsui Banking Corporation Europe Limited at approximately 11:00 a.m., London time on such LIBOR Determination Date for delivery on the first day of such Interest Period to other banks in the Eurocurrency market; provided further that if the LIBOR Page rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “LIBOR Advance” means (a) any Advance made as a LIBOR Advance in accordance with Section 2.02(b) and (b) any Advance converted from a Base Rate Advance to athis Agreement prior to the Second Amendment Effective Date; provided that, after the Second Amendment Effective Date, Advances will no longer be made as LIBOR Advances; provided further that any LIBOR Advance in accordance with Section 2.02(c)Outstanding shall convert to a SOFR Advance at the end of the applicable Interest Period or repayment date. “LIBOR Advances Outstanding” means, at any time, the outstanding LIBOR Advances. “LIBOR Determination Date” means, with respect to each Interest Period, the day that is two Business Days prior to the first day of such Interest Period. “LIBOR Disruption Event” means the occurrence of any of the following: (a) SMBC shall have notified the Borrower and the Servicer of a determination by SMBC or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the London interbank market to fund any Advance, (b) SMBC shall have notified the Borrower and the Servicer of the inability, for any reason, of SMBC or any of its respective assignees or participants to determine LIBOR, (c) SMBC shall have notified the Borrower and the Servicer of a determination by SMBC or any of its respective assignees or participants that the rate at which deposits of Dollars are being offered to SMBC or any of its respective assignees or participants in the London interbank market does not accurately reflect the cost to SMBC or any such assignee or any such participant of making, funding or maintaining any Advance or (d) SMBC shall have notified the Borrower and the Servicer of the inability of SMBC or any of its respective assignees or participants to obtain Dollars in the London interbank market to make, fund or maintain any Advance. Notwithstanding the foregoing, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the provisions in this Agreement relating to LIBOR shall be subject to amendment pursuant to Section 2.23. “LIBOR Page” has the meaning assigned to that term in the definition of “LIBOR”. #153193074_v4 #158407757_v14 25

“Maximum Facility Amount” means, (a) as of the FirstSecond Amendment Effective Date, $225,000,000, and prior to the Securitization Date, $300,000,000 and (b) as of the Securitization Date, $225,000,000 or such lower amount as may be mutually agreed between the Administrative Agent and the Borrower on or prior to the Securitization Date, in each case as such amount may be increased pursuant to Section 2.22 or reduced pursuant to Section 2.18, provided that at any time after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time. “Minimum Equity Condition” means a test that will be satisfied on any date of determination if the Effective Equity is at least equal to the Minimum Required Equity Amount. “Minimum Required Equity Amount” means, as of any date of determination, the Aggregate Adjusted Borrowing Value plus the Unfunded Exposure Amounts of all Eligible Loan Assets attributable to the four largest Obligors. “Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest). “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate contributes or has any obligation to contribute, or with respect to which the Borrower or any ERISA Affiliate has any liability (whether actual or contingent). “New Advance” has the meaning assigned to that term in Section 2.22(b). “New Commitments” has the meaning assigned to that term in Section 2.22(a). “Non-Approval Event” means, as of any date of determination, an event that (x) will be deemed to have occurred if the ratio (measured on a rolling six-month basis) of (i) the number of commercial loans submitted for approval by the Borrower that the Administrative Agent has not approved as required in item 2 of the Eligibility Criteria but that otherwise satisfy the Eligibility Criteria in the previous six months to (ii) the total number of commercial loans submitted for approval by the Borrower in the previous six months, is greater than 50% and (y) will be continuing until the conditions set forth in clause (x) of this definition are no longer true; provided that, at any date of determination, unless at least ten (10) loans have been submitted to the Administrative Agent by the Borrower in the previous six months, the ratio of clause (x)(i) over clause (x)(ii) shall be deemed to be zero. “Non-Excluded Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment by or on account of any obligation of the Borrower under this Agreement. “Non-Performing Loan Asset” means a Loan Asset with respect to which (a) the Obligor has commenced restructuring or workout negotiations or has completed a debt-for-equity swap with any creditor thereof or (b) the Servicer has determined in accordance with the Servicing Standard that such Loan Asset is on non-accrual status or not collectible, or all or any portion of the outstanding principal balance thereof is permanently reduced or forgiven (other than as a result of payment thereof). #153193074_v4 #158407757_v14 29

“Opinion of Counsel” means a written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its reasonable discretion; provided that Dechert LLP shall be considered acceptable counsel for purposes of this definition. “Optional Sale” has the meaning assigned to that term in Section 2.07(c). “Optional Sale Date” means any Business Day, provided 30 days’ prior written notice is given in accordance with Section 2.07(c). “Outstanding Balance” means, with respect to any Loan Asset as of any date of determination, the outstanding principal balance of any advances or loans made to the related Obligor pursuant to the related Loan Agreement as of such date of determination (exclusive of any Interest and Accreted Interest); provided that amortization payments on a Loan Asset shall first be applied to Accreted Interest when determining the Outstanding Balance of such Loan Asset. For the avoidance of doubt, the Outstanding Balance with respect to a Revolving Loan Asset or a Delayed Draw Loan Asset shall be equal to the funded amount of such Revolving Loan Asset or Delayed Draw Loan Asset. “Participant Register” has the meaning assigned to that term in Section 11.04(a). “Payment Date” means the 27th day of each January, April, July and October, or if such day is not a Business Day, the next succeeding Business Day, commencing on the Initial Payment Date; provided that the final Payment Date shall occur on the Collection Date. “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor). “Pension Plan” means an “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or has any liability (whether actual or contingent). “Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. #153193074_v4 #158407757_v14 31 thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person; (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith; (c) Liens granted pursuant to or by the Transaction Documents; (d) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements; (e) with respect to collateral underlying any Loan Asset, the Lien in favor of the Borrower herein and Liens permitted under the related Loan Agreement; (f) as to any agented Loan Asset, Liens in favor of the agent on behalf of all the lenders to the related obligor; (g) with respect to the Underlying Collateral, customary Liens consistent with the Servicing Standard and (h) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (x) attach only to the securities (or proceeds) being purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with financing. “Permitted Priority Revolver Loan” means a revolving lending facility associated with a First Lien Loan Asset that is incurred by the same Obligor and which is prior in right of payment to such First Lien Loan Asset, so long as the outstanding principal balance and unfunded commitments of such senior secured revolving facility do not exceed 20% of the sum of (a) the aggregate commitment amount of such Permitted Priority Revolver Loan, (b) the aggregate commitment amount of such Loan Asset and (c) the aggregate commitment amount of any other Indebtedness that is pari passu with, or senior to, such Loan Asset. “Permitted Refinancing” means any refinancing transaction undertaken by the Borrower or an Affiliate of the Borrower that is secured, directly or indirectly, by any Loan Asset formerly included in the Collateral Portfolio or any portion thereof or any interest therein released from the Lien of this Agreement. “Permitted Securitization” means any private or public term or conduit securitization transaction (a) undertaken by the Equityholder, the Borrower or an Affiliate of the Equityholder, that is secureda material portion of the security of which consists, directly or indirectly, by anyof Loan AssetAssets formerly included in the Collateral Portfolio or any portion thereof or any interest therein released from the Lien of this Agreement in connection with an Optional Sale, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization and (b) in the case of a term securitization in which the Equityholder or an Affiliate thereof or underwriter or placement agent has agreed to purchase or place 100% of the equity and non-investment grade tranches of notes issued in such term securitization transaction. For the avoidance of doubt, notwithstanding any agreement by the Equityholder or an Affiliate to purchase or place 100% of the equity in such term securitization transaction, any such party agreeing to so purchase or place may designate other Persons as purchasers of such equity provided such party or parties remain primarily liable therefor if such designees fail to purchase or place in connection with the closing date of such #153193074_v4 #158407757_v14 33 and (c) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b); provided that if any of the foregoing is not a Business Day, the Reinvestment Period shall end on the next succeeding Business Day. “Reinvestment Period Extension” has the meaning assigned to that term in Section 2.19(a). “Release Date” has the meaning assigned to that term in Section 2.07(e). “Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto. “Relevant Test Period” means, with respect to any Loan Asset, the relevant test period for the reporting and calculation of the applicable financial covenants included in the Loan Agreement for each such Loan Asset, including financial covenants comparable to Total Leverage Ratio, as applicable, for such Loan Asset in the applicable Loan Agreement or, if no such period is provided for therein, for Obligors delivering monthly financial statements, each period of the last 12 consecutive reported calendar months, and for Obligors delivering quarterly financial statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Loan Asset; provided that with respect to any Loan Asset for which the relevant test period is not provided for in the Loan Agreement, if an Obligor is a newly-formed entity or such Loan Asset has been newly issued or amended and restated as to which twelve (12) consecutive calendar months or four (4) fiscal quarters have not yet elapsed (such date of formation, new issue or amendment and restatement a “Start Date”), “Relevant Test Period” shall initially include the period from the Start Date to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the Start Date, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor. “Remittance Period” means, (a) as to the Initial Payment Date, the period beginning on the Closing Date and ending on, and including, the Determination Date immediately preceding such Payment Date and (b) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date. “Replacement Servicer” has the meaning assigned to that term in Section 6.01(d). “Reporting Date” means the 27th day of each calendar month, commencing December 27, 2020. “Required Lenders” has the meaning assigned to that term in Section 11.01(a). “Required Loan Documents” means, for each Loan Asset, the following documents or instruments, all as specified on the related Loan Asset Checklist: #153193074_v4 #158407757_v14 37

the Borrower now or hereafter outstanding, and (d) any payment of management fees by the Borrower. For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments, and (y) distributions by the Borrower to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Borrower or transferred in connection with a Lien Release Dividend in accordance with this Agreement shall not constitute Restricted Junior Payments. “Retained Interest” means, with respect to any Loan Asset, (a) all obligations of the Borrower to make advances thereon after the related Cut-Off Date, (b) all of the obligations of the Borrower, if any, of or owing to the agent(s) under the documentation evidencing such Loan Asset and (c) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan Asset that relate to such portion(s) of the indebtedness that is owned by another lender. “Review Criteria” has the meaning assigned to that term in Section 12.02(b)(i). “Revolving Loan Asset” means a Loan Asset that is a line of credit or contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed; provided that any such Loan Asset will no longer be a Revolving Loan Asset once all commitments by the Borrower to make advances to the related Obligor expire or are terminated or reduced to zero. “RIC” means a person qualifying for treatment as a “regulated investment company” within the meaning of section 851 of the Code. “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (or its successors in interest). “Scheduled Payment” means each scheduled payment of principal and/or Interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Loan Agreement. “Second Amendment” means that certain Second Amendment to Loan and Servicing Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, the Servicer, the Administrative Agent, the Lender, the Account Bank, the Collateral Custodian and the Collateral Administrator. “Second Amendment Effective Date” means the date on which the conditions specified in Section 3.01 of the Second Amendment are satisfied (or waived in accordance with the terms thereof), which date is June 29, 2022. “Secured Party” means each of the Administrative Agent, the Lender (together with its successors and permitted assigns), the Collateral Agent, the Collateral Custodian, the Collateral Administrator, the Account Bank and, to the extent of any Obligations owing to such Person hereunder or under any other Transaction Document, each of their respective Affiliates, assigns, officers, directors, employees and agents. #153193074_v4 #158407757_v14 39

“Securitization Date” means the first date following the Second Amendment Effective Date on which a Permitted Securitization closes. “Senior Net Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Senior Net Leverage Ratio” or any comparable definition relating to first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness (including, without limitation, such Loan Asset) in the Loan Agreement for each such Loan Asset, and in any case that “Senior Net Leverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor and its consolidated subsidiaries as of such date to (b) EBITDA of such Obligor with respect to the applicable Relevant Test Period, in each case as calculated by the Servicer in good faith using information from and calculations consistent with relevant compliance statements and financial reporting packages provided by the relevant Obligor and, with respect to any Loan Asset with respect to which the Obligor has undergone a material acquisition, merger or other similar material corporate event within the Relevant Test Period, calculated on a pro forma basis as if such event had occurred at the beginning of the Relevant Test Period so long as such pro forma calculation is provided for in the related Loan Agreement. “Senior Servicing Fees” means the senior portion of the fee payable to the Servicer on each Payment Date in arrears in respect of each Remittance Period, which fee shall be equal to the product of (a) 0.25%, (b) the arithmetic mean of the aggregate Outstanding Balance of all Eligible Loan Assets and Defaulted Loan Assets on the first day and on the last day of the related Remittance Period and (c) the actual number of days in such Remittance Period divided by 360; provided, the Servicer may, from time to time, waive all or any portion of the Senior Servicing Fee on any Payment Date. “Servicer” means at any time the Person then authorized, pursuant to Section 6.01 to service, administer, and collect on the Loan Assets and exercise rights and remedies in respect of the same. “Servicer Cause Event” means (i) the conviction (or plea of no contest) for a felony of the Servicer, (ii) the conviction (or plea of no contest) for a felony of an officer or a member of the board of directors (or equivalent governing body) of the Servicer following which such Person may no longer serve in a management capacity with respect to a registered investment company pursuant to the Investment Company Act and related rules and regulations, if the employment or other affiliation of such Person so convicted is not terminated by the Servicer within 30 days of such conviction, or (iii) the Servicer or an officer or a member of the board of directors (or equivalent governing body) of the Servicer has engaged in gross negligence or willful misconduct with respect to the Borrower that has resulted in a Material Adverse Effect, or has committed a knowing material violation of securities laws, each as determined by a final decision of a court of competent jurisdiction unless, in the case of such natural persons, their employment or other affiliation with the Servicer is terminated or suspended within 30 days after discovery by the Servicer. #153193074_v4 #158407757_v14 40

“Servicing Expenses” means reasonable expenses (except allocated overhead) incurred by the Servicer in connection with the performance of its duties under the Transaction Documents. “Servicing Fees” means, collectively, the Senior Servicing Fees and the Subordinated Servicing Fees. “Servicing File” means, for each Loan Asset, (a) copies of each of the Required Loan Documents and (b) any other portion of the Loan Asset File which is not part of the Required Loan Documents. “Servicing Report” has the meaning assigned to that term in Section 6.08(b). “Servicing Standard” means, with respect to any Loan Assets included in the Collateral Portfolio, to service and administer such Loan Assets on behalf of the Secured Parties with reasonable care (i) using no less degree of care, skill and attention as it employs with respect to similar collateral that it manages for itself and its Affiliates having similar investment objectives and restrictions and (ii) without limiting the clause (i), in a manner it reasonably believes consistent with customary standards, policies and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Loan Assets. “SMBC” means Sumitomo Mitsui Banking Corporation, a Japanese banking corporation, in its individual capacity, together with its successors and assigns. “SMBC Fee Letter” means that certain lender fee letter, dated as of November 24, 2020, by and among the Borrower, the Servicer, the Administrative Agent and SMBC, as may be amended, restated, supplemented, modified, waived and/or replaced from time to time. “SOFR” means a rate per annum equal to the secured overnight financing rate for any Business Day published for such day by the SOFR Administrator on the SOFR Administrator’s Website. “SOFR Administrator” means the Federal Reserve Bank of New York (or any successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at http://www.newyorkfed.org, or any successor course for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Advance” means (a) any Advance made as a SOFR Advance in accordance with Section 2.02(b) and (b) any Advance converted from a Base Rate Advance or a LIBOR Advance, as applicable, to a SOFR Advance in accordance with Section 2.02(c). “SOFR Advances Outstanding” means, at any time, the outstanding SOFR Advances. “SOFR Disruption Event” means the occurrence of any of the following: (a) SMBC shall have notified the Borrower and the Servicer of a determination by SMBC or any of #153193074_v4 #158407757_v14 43

its assignees or participants that it would be contrary to law or to the directive of any central bank, the SOFR Administrator, or other Governmental Authority (whether or not having the force of law) to fund any Advance in Dollars bearing interest based on SOFR, (b) SMBC shall have notified the Borrower and the Servicer of the inability, for any reason, of SMBC or any of its respective assignees or participants to determine SOFR or (c) SMBC shall have notified the Borrower and the Servicer that, as a result of changes arising after the Second Amendment Effective Date, SOFR as determined by the Servicer will not adequately and fairly reflect the cost to such Lenders of funding or maintaining their SOFR Advances for such Interest Period. Notwithstanding the foregoing, upon the occurrence of a Benchmark Transition Event, the provisions in this Agreement relating to SOFR shall be subject to amendment pursuant to Section 2.23. “SOFR Yield” means, for any SOFR Advances Outstanding, and any Interest Period for each such SOFR Advance, the sum of the amounts determined for each day in such Interest Period in accordance with the following formula: YR x L D where: YR = the SOFR Yield Rate applicable to such SOFR Advance during such Interest Period; L = the outstanding principal amount of such SOFR Advance on such day; and D = 360. “SOFR Yield Rate” means, for any SOFR Advance, as of any date of determination during any Interest Period applicable to such SOFR Advance, an interest rate per annum equal to the Benchmark for such SOFR Advance during such Interest Period plus the Applicable Spread; provided that, subject to Section 2.23, if the Administrative Agent determines that a SOFR Disruption Event has occurred, at the election of the Administrative Agent, the SOFR Yield Rate shall be equal to the Base Rate plus the Applicable Spread until the Administrative Agent determines that such SOFR Disruption Event has ceased, at which time the SOFR Yield Rate shall again be equal to the Benchmark for such SOFR Advance for such date plus the Applicable Spread. “Solvent” means, as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair market value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe #153193074_v4 #158407757_v14 44 respect to any Transaction Document (including interest, penalties and additions thereto) that are imposed by any Governmental Authority. “Term SOFR” means, (a) for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to an Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. #153193074_v4 #158407757_v14 46

“Total Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Total Leverage Ratio” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Total Leverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio of (a) Indebtedness minus Unrestricted Cash to (b) EBITDA of the applicable Obligor and its consolidated subsidiaries, in each case for such Relevant Test Period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Loan Agreement and, with respect to any Loan Asset with respect to which the Obligor has undergone a material acquisition, merger or other similar material corporate event within the Relevant Test Period, calculated on a pro forma basis as if such event had occurred at the beginning of the Relevant Test Period so long as such pro forma calculation is provided for in the related Loan Agreement. “Transaction Documents” means this Agreement, any Variable Funding Note (if delivered hereunder), any Joinder Supplement, the Control Agreement, the U.S. Bank Fee Letter, the SMBC Fee Letter, and each document, instrument or agreement executed by the Borrower or the Servicer and delivered to the Administrative Agent or any Secured Party related to any of the foregoing. “U.S. Bank” has the meaning assigned to that term in the preamble hereto. “U.S. Bank Fee Letter” means the Schedule of Fees, dated on or about August 19, 2020, between U.S. Bank National Association and the Investment Sub-Advisor, on behalf of the Borrower, as such letter may be amended, modified, supplemented, restated or replaced from time to time. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Underlying Collateral” means, with respect to a Loan Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, as applicable, including, without limitation, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all proceeds from any sale or other disposition of such property or other assets. “Underlying Instruments” means the loan agreement, credit agreement, indenture or other agreement pursuant to which a Loan Asset or Permitted Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented #153193074_v4 #158407757_v14 47 by such Loan Asset or Permitted Investment or of which the holders of such Loan Asset or Permitted Investment are the beneficiaries. “Unfunded Exposure Account” means an account in the name of the Borrower and under the control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Exposure Account. “Unfunded Exposure Amount” means, as of any date of determination, an amount equal to the aggregate amount of all Exposure Amounts. “Unfunded Exposure Equity Amount” means, as of any date of determination, with respect to any Revolving Loan Asset or Delayed Draw Loan Asset, an amount equal to (a) the Exposure Amount for such Revolving Loan Asset or Delayed Draw Loan Asset multiplied by (b) the difference of (i) 100% minus (ii) the Applicable Percentage for such Revolving Loan Asset or Delayed Draw Loan Asset. “United States” means the United States of America. “Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default. “Unrestricted Cash” means with respect to any Loan Asset, the meaning of “Unrestricted Cash” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Loan Asset, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Loan Agreement), in each case as determined by the Servicer consistent with the Servicing Standard and subject to the Servicer’s standard practices for adjusting unrestricted cash as reported by borrowers. “Upfront Fee” has the meaning set forth in the SMBC Fee Letter. “USD LIBOR” means the London interbank offered rate for U.S. dollars. “Value Adjustment Event” means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date: (a) an Obligor payment default with respect to any portion of principal or interest (including in respect of acceleration) under such Loan Asset (after giving effect to any applicable grace or cure periods, but in any case not to exceed five Business Days, in accordance with the applicable Loan Agreement); (b) the occurrence of a Bankruptcy Event with respect to the related Obligor; #153193074_v4 #158407757_v14 48

“Eligible Loan Asset”, and the failure of Borrower to cure such breach, or cause the same to be cured, within 30 days after the earlier to occur of the Borrower’s receipt of notice thereof from the Administrative Agent or the Borrower becoming aware thereof; provided that, if such breach is not cured within 10 days after the earlier to occur of the Borrower’s receipt of notice thereof from the Administrative Agent or the Borrower becoming aware thereof, then such Loan Asset shall no longer be an Eligible Loan Asset and, so long as such breach remains uncured, shall not be included in the calculation of “Borrowing Base”. “Warranty Loan Asset” means a Loan Asset with respect to which a Warranty Event has occurred. “Yield” means the sum of the following payable on each Payment Date: (a) (i) the aggregate LIBOR Yield for all LIBOR Advances Outstanding that have an Interest Period that ends on such Payment Date and for any part of the outstanding principal amount of a LIBOR Advance that was prepaid on a day other than a day on which an Interest Period for such LIBOR Advance ended, to the extent that LIBOR Yield with respect to such prepaid principal remains accrued and unpaid, and (ii) the aggregate SOFR Yield for all SOFR Advances Outstanding that have an Interest Period that ends on such Payment Date and for any part of the outstanding principal amount of a SOFR Advance that was prepaid on a day other than a day on which an Interest Period for such SOFR Advance ended, to the extent that SOFR Yield with respect to such prepaid principal remains accrued and unpaid, in each case, plus, (b) with respect to any previously ended Remittance Period during which any Base Rate Advances were outstanding, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lender): YR x L D where: YR = the Base Rate Yield Rate applicable on such day; L = the aggregate principal amount of the Base Rate Advances Outstanding on such day; and D = 365 or 366, as applicable; provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by the Lender to the Borrower or any other Person for any reason including, without limitation, such distribution becoming void or otherwise avoidable under any statutory provision #153193074_v4 #158407757_v14 50

Asset, or (z) to be paid to the Borrower for distributions to the Equityholder (so long as such distribution is permitted pursuant to Section 5.02(l)). Other than pursuant to (and to the extent required by) Section 2.02(f), under no circumstances shall the Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral Portfolio of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default has occurred and is continuing or would result therefrom or an Unmatured Event of Default exists or would result therefrom or (ii) the aggregate Advances Outstanding would exceed the Borrowing Base. Notwithstanding anything to the contrary herein (including without limitation Section 2.02(f)), the Lender shall not be obligated to provide the Borrower (or to the Unfunded Exposure Account or Pre-Funded Loan Asset Account, if applicable) with aggregate funds in connection with an Advance if upon making such Advance, the Advances Outstanding would exceed the Maximum Facility Amount. (c) Notations on Variable Funding Note. The Lender is hereby authorized to enter on a schedule attached to any Variable Funding Note evidencing the loan made hereunder a notation (which may be computer generated) with respect to each Advance under such Variable Funding Note made by the Lender of: (i) the date and principal amount thereof, and (ii) each repayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of the Lender to make any such notation on the schedule attached to any Variable Funding Note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances Outstanding in accordance with their respective terms as set forth herein. SECTION 2.02 Procedure for Advances. (a) During the Reinvestment Period, the Lender will make Advances on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and this 2.02 and subject to the provisions of Article III hereof. (b) For each Advance that is a LIBORSOFR Advance, the Borrower shall deliver an irrevocable written notice in the form of a Notice of Borrowing to the Administrative Agent, with a copy to the Account Bank, no later than 1:00 p.m. (New York City time) at least three Business Days before the Business Day on which the LIBORSOFR Advance is to be made; provided that if such Notice of Borrowing is delivered later than 1:00 p.m. (New York City time) on such Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day. For each Base Rate Advance, the Borrower shall deliver an irrevocable written notice in the form of a Notice of Borrowing to the Administrative Agent no later than 1:00 p.m. (New York City time) at least one Business Day before the Business Day on which the Base Rate Advance is to be made; provided that if such Notice of Borrowing is delivered later than 1:00 p.m. (New York City time) on such Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day. The Borrower or the Servicer shall post all Loan Agreements and other required loan documents and information with respect to each proposed Eligible Loan Asset, if any, to a data room (or other replacement) website to which the Administrative Agent has access; provided that such posting shall be accompanied by e-mail or other written notification (or as otherwise provided herein) to the intended recipient of any such document. Each Notice of Borrowing shall include a duly completed Borrowing Base #153193074_v4 #158407757_v14 53

Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof), and shall specify: (i) the aggregate amount of such Advance, which amount shall not cause the Advances Outstanding to exceed the Borrowing Base; provided that, except with respect to an Advance pursuant to Section 2.02(f), the amount of such Advance must be at least equal to $500,000; (ii) the proposed Advance Date and whether such Advance will be a LIBORSOFR Advance or a Base Rate Advance; (iii) a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied or shall be satisfied on or prior to the applicable Advance Date; (iv) the amount of cash that will be funded into the Unfunded Exposure Account in connection with any Revolving Loan Asset or Delayed Draw Loan Asset funded by such Advance, if applicable; (v) the amount of cash that will be funded into the Pre-Funded Loan Asset Account in connection with any Pre-Funded Loan Asset funded by such Advance, if applicable; and (vi) whether such Advance should be remitted to the Principal Collection Account, the Unfunded Exposure Account or the Pre-Funded Loan Asset Account. On the applicable Advance Date, upon satisfaction of the applicable conditions set forth in Article III, the Lender shall, in accordance with instructions received by the Administrative Agent, either (i) make available to the Borrower, in same day funds, the amount of such Advance, by payment into the Principal Collection Account and/or (ii) remit in same day funds the amount of such Advance into the Unfunded Exposure Account or the Pre-Funded Loan Asset Account, as applicable; provided that, with respect to an Advance funded pursuant to Section 2.02(f), the Lender shall remit (to the extent required thereby) the Advance equal to the Exposure Amount Shortfall in same day funds to the Unfunded Exposure Account. (c) Each LIBOR Advance shall bear interest at the applicable LIBOR Yield Rate and each SOFR Advance shall bear interest at the applicable SOFR Yield Rate. The Base Rate Advances Outstanding shall bear interest at the Base Rate Yield Rate. So long as no Event of Default has occurred and is continuing, the Borrower may request that the Administrative Agent convert (i) any Base Rate Advance, in whole and not in part, to a LIBORSOFR Advance, (ii) any LIBORSOFR Advance, in whole and not in part, to a Base Rate Advance, (iii) any LIBOR Advance with a three-month maturity, in whole and not in part, to a LIBORBase Rate Advance with a one-month maturity or (iv) any LIBOR Advance with a one-month maturity, in whole and not in part, to a LIBORSOFR Advance with a threeone-month maturity, in each case, by (A) delivering a Conversion Notice to the Administrative Agent (with a copy to the Account Bank) no later than 1:00 p.m. (New York City time) at least three Business Days before the Conversion Date on which (w) such Base Rate Advance is to be converted into a LIBORSOFR #153193074_v4 #158407757_v14 54

Advance, such (x) LIBORsuch SOFR Advance is to be converted into a Base Rate Advance, (y) such LIBOR Advance with a three-month maturity is to be converted into a LIBORBase Rate Advance with a one-month maturity or (z) such LIBOR Advance with a one-month maturity is to be converted into a LIBORSOFR Advance with a threeone-month maturity, as applicable and (B) paying in full any Breakage Fees (solely to the extent the Conversion Date occurs on any day other than a Payment Date). All Advances and all interest thereon shall be due and payable in full on the Facility Maturity Date. For the avoidance of doubt, from and after the Second Amendment Effective Date, (1) the Borrower shall not be permitted to request any Lender to fund, and no Lender shall fund, any LIBOR Advance, (2) each LIBOR Advance in effect on the Second Amendment Effective Date shall remain in effect until the expiration of its applicable Interest Period (at which point it must be repaid or converted to a SOFR Advance or Base Rate Advance) or, at the option of the Borrower with three days’ prior written notice to the Administrative Agent, may be repaid on the Second Amendment Effective Date, and (3) no Advance may be converted to a LIBOR Advance after the Second Amendment Effective Date. (d) Subject to Section 2.18 and the other terms, conditions, provisions and limitations set forth herein (including without limitation the payment of the Prepayment Premium and Breakage Fees, as applicable), the Borrower may (i) borrow, repay or prepay and reborrow Advances without any penalty, fee or premium on and after the Closing Date and prior to the end of the Reinvestment Period and (ii) repay or prepay Advances without any penalty, fee or premium after the end of the Reinvestment Period and prior to the Facility Maturity Date. (e) A determination by SMBC of the existence of any LIBOR Disruption Event or SOFR Disruption Event, as applicable, (any such determination to be communicated to the Borrower by written notice from the Administrative Agent promptly after the Administrative Agent learns of such event), or of the effect of any LIBOR Disruption Event or SOFR Disruption Event, as applicable, on its making or maintaining Advances at LIBOR or SOFR, as applicable, shall be conclusive absent manifest error. (f) If, on the last day of the Reinvestment Period (or within three Business Days after the Borrower receives written notice from the Administrative Agent of the termination of the Reinvestment Period after the occurrence of an Event of Default), the amount on deposit in the Unfunded Exposure Account is less than the Unfunded Exposure Amount, the Borrower shall request an Advance in the amount of such shortfall after taking into account the amounts required to be deposited into the Unfunded Exposure Account in accordance with clause (iii) below (the “Exposure Amount Shortfall”). Following receipt of a Notice of Borrowing (as described in clause (ii) below), the Lender shall fund such Exposure Amount Shortfall in accordance with Section 2.02(b), notwithstanding anything to the contrary herein (including without limitation (a) the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.02, (b) the occurrence of an Event of Default or (c) the existence of (x) an Unmatured Event of Default or (y) a Borrowing Base Deficiency); provided that: (i) the Lender may fund such Exposure Amount Shortfall in its sole discretion to the extent that doing so would cause the Lender to make an Advance that would result in the aggregate outstanding principal amount of the Advances to exceed the Maximum Facility Amount; #153193074_v4 #158407757_v14 55

(a) In addition to any other obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, if, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then the Borrower shall, within five (5) Business Days of the existence of such Borrowing Base Deficiency, provided that, if within such five (5) Business Day period the Borrower provides to the Administrative Agent a valid capital call notice or credit facility draw notice or other plan to remedy such condition acceptable to Administrative Agent in its sole discretion, then such period shall be extended by an additional ten (10) Business Days, eliminate such Borrowing Base Deficiency in its entirety by effecting one or more (or any combination thereof) of the following actions in order to eliminate such Borrowing Base Deficiency as of such date of determination: (i) deposit cash in Dollars into the Principal Collection Account or Unfunded Exposure Account in the amount necessary to eliminate such Borrowing Base Deficiency, (ii) repay Advances Outstanding (together with any Breakage Fees and all accrued and unpaid costs and expenses of the Administrative Agent and the Lender, in each case in respect of the amount so prepaid) in the amount necessary to eliminate such Borrowing Base Deficiency, and/or (iii) acquire additional Eligible Loan Assets. (b) In the event a Borrowing Base Deficiency is not cured within the time period set forth in Section 2.06(a), an Event of Default will occur. (c) No later than 1:00 p.m. (New York City time) on the Business Day prior to the proposed repayment of Advances Outstanding or transfer to the Borrower of additional Eligible Loan Assets pursuant to Section 2.06(a), the Borrower (or the Servicer on its behalf) shall deliver (i) to the Administrative Agent (with a copy to the Collateral Agent, the Collateral Administrator and the Collateral Custodian), notice of such repayment or transfer and a duly completed Borrowing Base Certificate, updated to the date such repayment or transfer is being made and giving pro forma effect to such repayment or transfer, and (ii) to the Administrative Agent, if applicable, a description of any Eligible Loan Asset and each Obligor of such Eligible Loan Asset to be transferred to the Borrower and added to the updated Loan Asset Schedule. Any notice pertaining to any repayment or any transfer pursuant to this Section 2.06 shall be irrevocable. SECTION 2.07 Substitution and Sale of Loan Assets; Affiliate Transactions. (a) Substitutions. The Borrower may replace any Loan Asset, including without limitation Defaulted Loan Assets, with an Eligible Loan Asset so long as (i) no event has occurred and is continuing, or would result from such substitution, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such substitution, which constitutes an Unmatured Event of Default or a Borrowing Base Deficiency, provided that a Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) shall not impair the right of the Borrower to effect an otherwise permitted substitution as necessary to facilitate a cure of such Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) so long as immediately after giving effect to such substitution and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency shall be cured or closer to being cured and (ii) simultaneously therewith, the Borrower shall acquire a Substitute Eligible Loan Asset. Any such replacement of a Loan Asset with an Eligible Loan #153193074_v4 #158407757_v14 63

(or such lesser number of months as shall have elapsed as of such date of determination) shall not exceed 20% of the highest aggregate Outstanding Balance of all Loan Assets at any time during such 12-month period.

(ii) The Outstanding Balance of all Defaulted Loan Assets (other than Warranty Loan Assets removed from the Collateral Portfolio pursuant to Section 2.07(e)) substituted pursuant to Section 2.07(a), sold pursuant to Sections 2.07(c) and (g) or released pursuant to Section 2.07(d) during any 12-month period (or such lesser number of months as shall have elapsed as of such date of determination) shall not exceed 15% of the highest aggregate Outstanding Balance of all Loan Assets at any time during such 12-month period.

(iii) With respect to any sale or transfer of any Loan Asset from a Borrower to an Affiliate of the Borrower (including, for the avoidance of doubt under Sections 2.07(b), (c), (d) and (g) hereunder), consent of the Administrative Agent shall be required for any such sale or transfer unless the aggregate proceeds of such sale or transfer will be greater than or equal to the aggregate Adjusted Borrowing Value of such Loan Asset being sold or transferred.

SECTION 2.08 Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 5:00 p.m. (New York City time) on the day when due in Dollars in immediately available funds to the Collection Account or such other account as is designated by the Administrative Agent. The Borrower or the Servicer, as applicable, shall, to the extent permitted by Applicable Law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder (taking into account any grace period provided for herein related to such payments) to any of the Secured Parties hereunder at an interest rate of 2.00% per annum above the Base Rate (other than with respect to any Advances Outstanding, which shall accrue at the LIBOR Yield Rate, SOFR Yield Rate or Base Rate Yield Rate, as applicable), payable on demand, from the date of such nonpayment until such amount is paid in full (as well after as before judgment); *provided* that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by the Lender to the Borrower or any other Person for any reason. Each LIBOR Advance shall accrue interest at the applicable LIBOR Yield Rate for such LIBOR Advance during each applicable Interest Period. All computations of interest and all computations with respect to the Yield, the LIBOR Yield and the LIBOR Yield Rate with respect to LIBOR Advances shall be computed on the basis of a year of 360 days for the actual number of days elapsed. Payments of Yield with respect to each LIBOR Advance shall be payable on each Payment Date on which an Interest Period for such LIBOR Advance ends. Each ~~LIBOR~~SOFR Advance shall accrue interest at the applicable ~~LIBOR~~SOFR Yield Rate for such ~~LIBOR~~SOFR Advance during each applicable Interest Period. All computations of interest and all computations with respect to the Yield, the ~~LIBOR~~SOFR Yield and the ~~LIBOR~~SOFR Yield Rate with respect to ~~LIBOR~~SOFR Advances shall be computed on the basis of a year of 360 days for the actual number of days elapsed. Payments of Yield with respect to each ~~LIBOR~~SOFR Advance shall be payable on each Payment

~~#153193074_v4~~ #158407757_v14 71

Date on which an Interest Period for such LIBORSOFR Advance ends. Each Base Rate Advance shall accrue interest at the Base Rate Yield Rate for each day beginning on, and including, the Advance Date or Conversion Date, as applicable, with respect to such Base Rate Advance and ending on, but excluding, the Conversion Date for such Base Rate Advance or the date such Base Rate Advance is repaid in full at the Base Rate Yield Rate. All computations of interest and all computations with respect to the Yield with respect to Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed. Payments of Yield with respect to Base Rate Advances shall be payable on each Payment Date. (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be. (c) If any Advance requested by the Borrower and approved by the Lender and the Administrative Agent pursuant to Section 2.02 is not made or effectuated, as the case may be, on the date specified therefor, whether due to the conditions to such Advance not being satisfied or due to the Borrower failing to accept such Advance, the Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender related thereto (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct or failure to fund such Advance on the part of the Lender, the Administrative Agent or an Affiliate thereof), including without limitation any loss (including cost of funds and reasonable and documented out-of-pocket expenses, but excluding lost profits) cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund Advances or maintain the Advances Outstanding. The Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error. SECTION 2.09 Fees. The Borrower shall pay to the Lender (either directly or through the Administrative Agent) and the Administrative Agent certain fees in the amounts and on the dates set forth in the SMBC Fee Letter. SECTION 2.10 Increased Costs; Capital Adequacy. (a) If, due to either (i) the introduction of or any change following the Closing Date (including without limitation any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application following the Closing Date of any Applicable Law (including without limitation any law or regulation resulting in any interest payments paid to the Lender under this Agreement being subject to any Tax, except for Taxes on the overall net income of the Lender), in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the Closing Date from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Administrative Agent, the Lender or any Affiliate, participant (provided that a participant shall not be entitled to receive any greater payment under this Section 2.10 than the Lender would have been entitled to receive with respect to the participation sold to such participant), successor or assign thereof (each of which shall be an “Affected Party”) of #153193074_v4 #158407757_v14 72

(with a copy to the Account Bank, Collateral Administrator and Collateral Custodian) at least three Business Days prior to such reduction. Upon any prepayment, the Borrower shall also pay in full any applicable Breakage Fees and other accrued and unpaid costs and expenses of the Administrative Agent and the Lender related to such prepayment, provided that no reduction in Advances Outstanding shall be given effect unless (i) sufficient funds have been remitted to make the amount of such payment in full, as determined by the Administrative Agent, in its sole discretion and (ii) no event would result from such prepayment which would constitute an Event of Default or an Unmatured Event of Default. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.18(a) to the payment of any Breakage Fees, to the pro rata reduction of the Advances Outstanding and to the payment of any accrued and unpaid costs and expenses of the Administrative Agent and the Lender related to such prepayment and required to be paid hereunder. Any notice relating to any repayment pursuant to this Section 2.18(a) shall be irrevocable; provided that any such notice in connection with a refinancing in full of the Advances Outstanding and the termination of this Agreement and all Obligations hereunder, may state that such notice is conditioned upon the effectiveness of other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. (b) (i) The Borrower may, at its option, after providing three (3) Business Days’ prior written notice of its intention to do so, terminate this Agreement and the other Transaction Documents upon indefeasible payment in full of all Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, all accrued and unpaid costs and expenses of the Collateral Agent, the Administrative Agent and the Lender, the Prepayment Premium (if applicable) and all other Obligations (other than unmatured contingent indemnification and expense reimbursement obligations) and (ii) the Borrower may permanently reduce the Maximum Facility Amount to an amount at any time that is not less than $150,000,000 upon delivery of a Notice of Reduction at least one Business Day prior to such reduction; provided that no Borrowing Base Deficiency, Event of Default or Unmatured Event of Default would result from such reduction in the Maximum Facility Amount. Any termination of this Agreement shall be subject to Section 11.05. (c) Notwithstanding anything to the contrary herein, no Prepayment Premium shall be due and payable in connection with any prepayment or repayment in any of the following circumstances: (i) if the facility hereunder is refinanced with a credit facility, collateralized loan obligation transaction or other take-out for which SMBC is an arranger, bookrunner, administrative agent or lender, (ii) on or after November 24, 2023, (iii) if such prepayment or repayment is pursuant to Section 2.18(a), (iv) the Advances bear interest by reference to an index other than LIBOR, SOFR or a Benchmark Replacement approved by the Borrower and the Administrative Agent, (v) any Lender makes a claim for increased costs or indemnification pursuant to Sections 2.10, 2.11, 8.01 or 8.02, or (vi) during the continuance of a Non-Approval Event. SECTION 2.19 Extension of Stated Maturity Date and Reinvestment Period. (a) The Borrower may, at any time after the first anniversary of the Closing Date, make a request to the Administrative Agent to extend the date set forth in clause (a) of the definition of “Reinvestment Period” for an additional period not to exceed one year (but not less #153193074_v4 #158407757_v14 79

(vi) such Loan Assets satisfies the Eligibility Criteria as set forth on Schedule III herein; and (vii) if such funds are to be withdrawn within three Business Days prior to any Payment Date or within three Business Days after notice of the application of Designated Sale Proceeds on any other date in accordance with Section 2.04(c), the Principal Collections on deposit in the Principal Collection Account are sufficient to be applied in the amounts designated in the related Servicing Report on each Payment Date in accordance with Section 2.04 and to be applied as Designated Sale Proceeds in the amounts designated on any other date by notice to the Administrative Agent in accordance with Section 2.04(c); or (b) prior to the Facility Maturity Date, withdraw such funds for the purpose of making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.18(a). Upon the satisfaction (or waiver by the Administrative Agent) of the applicable conditions set forth in this Section 2.21 (as certified by the Borrower to the Collateral Agent and the Administrative Agent (with a copy to the Account Bank)), the Servicer or the Collateral Agent (after delivery of a Notice of Exclusive Control) will instruct the Account Bank to release funds from the Principal Collection Account to the Servicer in an amount not to exceed the lesser of (A) the amount requested by the Servicer and (B) the amount on deposit in the Principal Collection Account on such day. SECTION 2.22 Incremental Facilities. (a) The Borrower may, by written notice to the Administrative Agent and each Lender, elect to request, prior to the last day of the Reinvestment Period, an increase to the Maximum Facility Amount (any such increase, the “New Commitments”) by an amount with the consent of the Administrative Agent in its sole discretion and subject to any internal approvals; provided that, (i) following such New Commitments, the Maximum Facility Amount shall not exceed $300,000,000350,000,000 and (ii) any New Commitment shall be in a minimum amount of $75,000,00050,000,000. Such notice shall specify (i) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Commitments shall be effective and approved in writing by the Administrative Agent and (ii) the identity of each Lender or other Person (each, an “Increasing Lender”) to whom the Borrower proposes any portion of such New Commitments be allocated and the amounts of such allocations (if then known). Subject to each Increasing Lender’s sole and absolute discretion, such New Commitments shall become effective as of such Increased Amount Date; provided that (A) no Unmatured Event of Default, Event of Default or Borrowing Base Deficiency shall exist on such Increased Amount Date before or after giving effect to such New Commitments; (B) the New Commitments shall be effected pursuant to an Assignment and Acceptance for each existing Lender (if applicable), or one or more Joinder Supplements for any new Lender executed and delivered by the Borrower, such new Lender and the Administrative Agent, and each of which shall be recorded in the Register and each new Lender shall be subject to the requirements set forth in Section 2.10; (C) the Borrower shall pay any required fees in connection with the New Commitments; (D) the Borrower shall deliver or cause to be delivered any customary closing documents (substantially consistent with #153193074_v4 #158407757_v14 83 the applicable documents set forth in Section 3.01) reasonably requested by the Administrative Agent or an Increasing Lender in connection with any such transaction; and (E) the effectiveness of any allocation of New Commitments to a non-Lender shall be subject to the prior written consent of the Administrative Agent. Prior to the effectiveness of any such New Commitment, if requested by Administrative Agent or any Lender, the Borrower shall execute and deliver to the applicable Lender a revised Variable Funding Note in an aggregate face amount equal to such Lender’s Commitment Percentage of the increased Maximum Facility Amount. The Borrower confirms that each Lender, in its sole and absolute discretion, without regard to the value or performance of the Advances or any other factor, may elect not to provide any New Commitment. (b) On any Increased Amount Date on which New Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Lenders shall assign to each of the Increasing Lenders, and each of the Increasing Lenders shall purchase from each of the existing Lenders, at the principal amount thereof (together with accrued interest), such interests in the Advances Outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Advances will be held by existing Lenders and Increasing Lenders ratably in accordance with their Commitment Percentage after giving effect to the addition of such New Commitments to the Maximum Facility Amount, (ii) each Advance made under the New Commitment (a “New Advance”) shall be deemed, for all purposes, an Advance and (iii) each new Lender shall become a Lender with respect to the Advances all matters relating thereto. (c) The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (i) the New Commitments and the Increasing Lenders and (ii) in the case of each notice to any Lender, the respective interests in such Lender’s Advances, in each case subject to the assignments contemplated by this Section 2.22. (d) Except for upfront fees payable to Lenders providing any New Commitment, the terms and provisions of the New Advances shall be identical to the Advances. Each Assignment and Acceptance or each Joinder Supplement, as applicable, may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Transaction Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, and consented to by the Borrower (such consent not to be unreasonably withheld), to effect the provisions of this Section 2.22. SECTION 2.23 Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Transaction Document: (a) Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to #153193074_v4 #158407757_v14 84 public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Transaction Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis. (a) (b) Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lender without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (if applicable). At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Advances to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Advances. (b) (c) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. (c) (d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower, the Account Bank and the Lender of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, the Lender pursuant to this Section 2.23, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.23. #153193074_v4 #158407757_v14 85

(d) (e) Unavailability of Tenor of Benchmark. AtNotwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor and either (A) any tenor for such Benchmark (including Benchmark Replacement) settings. (f) Definitions. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date. “Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to this Section 2.23, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof. “Benchmark Replacement” means, for any Available Tenor: (1) For purposes of clause (a) of this Section 2.23, the first alternative set forth below that can be determined by the Administrative Agent: (a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or (b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this Section 2.23; and (2) For purposes of clause (b) of this Section 2.23, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; #153193074_v4 #158407757_v14 86 provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents). “Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion, which shall be consistent with the then-prevailing market conventions and shall not be adverse to the interests of the Borrower without the Borrower’s prior written consent. #153193074_v4 #158407757_v14 87

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lender, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lender, written notice of objection to such Early Opt-in Election from the Lender or, if applicable, the Lenders comprising the Required Lenders. “Early Opt-in Election” means the occurrence of each of: (1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lender (with a copy to the Account Bank). “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. “SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time). “Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark #153193074_v4 #158407757_v14 88

(including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. “USD LIBOR” means the London interbank offered rate for U.S. dollars ARTICLE III CONDITIONS PRECEDENT SECTION 3.01 Conditions Precedent to Effectiveness. (a) This Agreement shall be effective upon satisfaction of the conditions precedent that: (i) any and all fees and expenses (including legal fees and any fees required under the SMBC Fee Letter and the U.S. Bank Fee Letter) required to be paid on the Closing Date pursuant to the Transaction Documents and that are invoiced not less than one Business Day prior to the Closing Date shall have been paid in full; (ii) reserved; (iii) the Administrative Agent shall have received all documentation and other information requested by the Administrative Agent in its reasonable discretion and/or required by regulatory authorities with respect to the Borrower and the Servicer under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, all in form and substance reasonably satisfactory to the Administrative Agent; (iv) the Administrative Agent shall have received on or before the date of the effectiveness of this Agreement the items listed in Schedule I hereto, each in form and substance reasonably satisfactory to the Administrative Agent; (v) the Administrative Agent shall have received approval from its internal credit committee and all other necessary approvals, as required by the Administrative Agent, in its sole discretion; (vi) no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Borrower or the Servicer since December 31, 2019; (vii) the Lender, if the Lender has requested a Variable Funding Note, shall have received a duly executed Variable Funding Note, in a principal amount equal to the Maximum Facility Amount; and (viii) the results of Administrative Agent’s financial, legal, Tax and accounting due diligence relating to the Borrower, the Equityholder, the Servicer, the #153193074_v4 #158407757_v14 89

Eligible Loan Assets to be included in the Collateral Portfolio on the date hereof and the transactions contemplated hereunder are satisfactory to Administrative Agent. (b) By its execution and delivery of this Agreement, each of the Borrower and the Servicer hereby certifies, and (except with respect to the condition set forth in clauses (a)(vi) above) the Administrative Agent hereby acknowledges, that each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.01 have been satisfied. SECTION 3.02 Conditions Precedent to All Advances. Each Advance (including the Initial Advance, except as explicitly set forth below) to the Borrower from the Lender shall be subject to the further conditions precedent that: (a) On the Advance Date of such Advance, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that: (i) the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent (with a copy to the Account Bank and, with respect to the Borrowing Base Certificate only, the Collateral Agent), with respect to LIBORSOFR Advances no later than 1:00 p.m. (New York City time) on the date that is three Business Days prior to the related Advance Date and with respect to Base Rate Advances no later than 1:00 p.m. (New York City time) on the date that is one Business Day prior to the related Advance Date: (A) a Notice of Borrowing, (B) a Borrowing Base Certificate and (C) a Loan Asset Schedule containing such additional information as may be reasonably requested by the Administrative Agent; (ii) in the case of any Advance made for the purpose of purchasing or originating Eligible Loan Assets, (A) the Servicer and the Borrower (1) shall have caused the Borrower to become the lender of record under the Eligible Loan Assets to be purchased or originated by executing the relevant Loan Agreement or any assignment or novation instruments contemplated by each such relevant Loan Agreement and performing any other actions which the Obligor or administrative agent in respect of each such Eligible Loan Asset may require, (2) shall have delivered to the Administrative Agent and the Collateral Agent all documents (or copies thereof) evidencing each such origination, assignment or novation no later than (x) the date proceeds are disbursed from the Pre-Funded Loan Asset Account to acquire any Pre-Funded Loan Asset (in the case of any Pre-Funded Loan Asset), or (y) the related Advance Date (in the case of all other Loan Assets), as applicable, and (3) shall have delivered to the Administrative Agent and the Collateral Agent, with respect to LIBORSOFR Advances no later than 1:00 p.m. (New York City time) on the date that is three Business Days prior, and with respect to Base Rate Advances no later than 1:00 p.m. (New York City time) on the date that is one Business Day prior to, (x) the date proceeds are disbursed from the Pre-Funded Loan Asset Account to acquire any Pre-Funded Loan Asset (in the case of any Pre-Funded Loan Asset), or (y) the related Advance Date (in the case of all other Loan Assets), but in each case prior to such proceeds being disbursed from the Pre-Funded Loan Asset Account or such Advance being made, as applicable, a draft of all Loan Agreements in respect of the Eligible Loan Assets to be purchased or originated and (B) the Borrower #153193074_v4 #158407757_v14 90

further conditions precedent that (as certified to the Administrative Agent and the Collateral Agent by the Borrower, with a copy to the Account Bank): (a) the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian, the Collateral Administrator and, with respect to the Borrowing Base Certificate only, the Collateral Agent) no later than 5:00 p.m. (New York City time) on the date that is one Business Day prior to the related Cut-Off Date, completed on a projected pro forma basis giving effect to such acquisition: (A) a Borrowing Base Certificate and (B) a Loan Asset Schedule; (b) the Borrower shall have delivered to the Collateral Custodian and the Collateral Administrator (with a copy to the Administrative Agent), each of the documents (no later than the applicable date and time) specified in Section 3.02(a)(ii); (c) no Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the Lien of the Collateral Agent on the Eligible Loan Assets to be acquired by the Borrower on such Cut-Off Date; (d) all terms and conditions required to be satisfied in connection with the acquisition of each Eligible Loan Asset by the Borrower on such Cut-Off Date (and the collateral security related thereto), including without limitation the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including without limitation UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the collateral security related thereto and the proceeds thereof shall have been made, taken or performed; (e) the Administrative Agent shall have approved in its sole and absolute discretion each of the Eligible Loan Assets identified in the applicable Loan Asset Schedule for inclusion in the Collateral Portfolio on the applicable Cut-Off Date; (f) no Event of Default has occurred and is continuing, or would result from such acquisition to the Borrower, and no Unmatured Event of Default exists, or would result from such acquisition (other than, with respect to any transfer of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency in accordance with Sections 2.06 or 2.07, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency); and (g) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects (except for such representations and warranties as are qualified by materiality, a Material Adverse Effect or any similar qualifiers which representation and warranties shall be true and correct in all respects), and there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the acquisition of each Eligible Loan Asset by the Borrower to take place on such Cut-Off Date, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date). #153193074_v4 #158407757_v14 93

Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates. (f) Disclosure of Purchase Price. The Borrower shall disclose to the Administrative Agent the purchase price for each Loan Asset proposed to be purchased by the Borrower. (g) Obligor Defaults and Bankruptcy Events. The Borrower shall give, or shall cause Servicer to give, notice to the Administrative Agent within two Business Days of the Borrower’s or the Servicer’s actual knowledge of the occurrence of any default by an Obligor under any Loan Asset or any Bankruptcy Event with respect to any Obligor under any Loan Asset. Together with such notification, the Borrower or the Servicer shall inform the Administrative Agent whether, to the knowledge of the Borrower or Servicer, as applicable, such event constitutes a Value Adjustment Event. (h) Required Loan Documents. The Borrower shall deliver to the Collateral Custodian a hard copy or electronic copy of the Required Loan Documents and the Loan Asset Checklist pertaining to each Loan Asset within 5 Business Days of any related Cut-Off Date. (i) Taxes. The Borrower will file or cause to be filed its material Tax returns and pay any and all material Taxes imposed on it or its property as required by the Transaction Documents. (j) Notice of Event of Default. The Borrower will provide the Administrative Agent (with a copy to the Collateral Agent, the Collateral Administrator and the Collateral Custodian), within two Business Days, written notice of the occurrence of each Event of Default of which the Borrower has knowledge or has received notice, other than notice received from the Administrative Agent. In addition, no later than two Business Days following the Borrower’s knowledge or notice of the occurrence of any Event of Default, the Borrower will provide to the Collateral Agent and the Administrative Agent a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto. Notwithstanding the foregoing, the Borrower’s obligations under this Section 5.01(j) shall not require it to provide such notice and statement to the extent the same have already been provided by the Servicer pursuant to Section 5.03(h). (k) Notice of Material Events. The Borrower shall promptly, upon becoming aware thereof, notify the Administrative Agent of any event or other circumstance that is reasonably likely to have a Material Adverse Effect. (l) Notice of Income Tax Liability. The Borrower shall furnish to the Administrative Agent telephonic or facsimile notice, or notice by e-mail, within 10 Business Days (confirmed in writing within five Business Days thereafter) of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of the Borrower itself in an amount equal to or greater than $1,000,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof. #153193074_v4 #158407757_v14 111

(d) Keeping of Records and Books of Account. (i) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Collateral Portfolio, including without limitation the Records, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral Portfolio and the identification of the Collateral Portfolio, including without limitation the Records. (ii) The Servicer shall permit the Administrative Agent and its agents or representatives to visit the offices of the Servicer during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio, including without limitation the Records, and the Servicer’s servicing thereof and discuss matters related thereto with any of the officers or employees of the Servicer having knowledge of such matters (provided that the Servicer shall not be liable for the costs and expenses of more than one such visit in any calendar year unless an Event of Default has occurred hereunder, in which event the number of visits for which the Servicer shall be liable for the costs and expenses shall not be limited). (iii) The Servicer will on or prior to the Closing Date, mark its master data processing records and other books and records relating to the Collateral Portfolio, in a manner that accurately ensures all assets which constitute the Collateral Portfolio are clearly marked as being held in the Borrower’s name. (e) Preservation of Security Interest. The Servicer (at its own expense, on behalf of the Borrower) will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected security interest of the Collateral Agent (subject to Permitted Liens), for the benefit of the Secured Parties, in, to and under the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing. (f) Servicing Standard. The Servicer will comply in all material respects with the Servicing Standard in regard to the Collateral Portfolio. (g) Compliance With Documentation. The Servicer will act in conformity with all material terms and conditions of the Underlying Instruments and Required Loan Documents required to be observed by it, except as permitted by the Servicing Standard and this Agreement. (h) Notice of Event of Default. The Servicer will provide the Administrative Agent (with a copy to the Collateral Agent, the Collateral Administrator and the Collateral Custodian), within two Business Days, written notice of the occurrence of each Event of Default of which the Servicer has knowledge or has received notice, other than notice received from the Administrative Agent. In addition, no later than two Business Days following the Servicer’s #153193074_v4 #158407757_v14 120 to the conditions herein set forth, and the Servicer shall use its commercially reasonable efforts to assist the Replacement Servicer in assuming such obligations. (c) Appointment of Replacement Servicer. At any time following the delivery of a Servicer Termination Notice, the Administrative Agent may, at its discretion, with notice to the Borrower appoint a new Servicer which shall be an Eligible Replacement (as defined below) (the “Replacement Servicer”), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent in its sole discretion. In the event a Replacement Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent shall petition a court of competent jurisdiction to appoint any established financial institution, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of assets similar to the Collateral Portfolio (each, an “Eligible Replacement”), as the Replacement Servicer hereunder. Subject to Section 11.07, the Servicer shall pay all costs associated with the transition of the obligations hereunder to ana Replacement Servicer if the Administrative Agent terminates the Servicer following a Servicer Default. (d) Liabilities and Obligations of Replacement Servicer. Upon its appointment, the Replacement Servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Replacement Servicer; provided that the Replacement Servicer shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that the Replacement Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any advancing obligations, if any, of the Servicer unless it elects to in its sole discretion, (iii) no obligation to pay any Taxes required to be paid by the Servicer (provided that the Replacement Servicer shall pay any income taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer. The indemnification obligations of the Replacement Servicer upon becoming a Replacement Servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, the Replacement Servicer shall have no liability relating to the representations and warranties of the Servicer contained in Section 4.03. (e) Authority and Power. All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Collateral Portfolio. #153193074_v4 #158407757_v14 127

securities that the Servicer may hold as described in the preceding sentence of this Section 6.05. Without limiting the generality of the foregoing, the Servicer may cause the sale of any such Underlying Collateral to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Administrative Agent setting forth the Loan Asset, the Underlying Collateral, the sale price of the Underlying Collateral and certifying that such sale price is at least equal to the fair market value of such Underlying Collateral. In any case in which any such Underlying Collateral has suffered damage, the Servicer will not expend funds in connection with any repair or toward the foreclosure or repossession of such Underlying Collateral unless such actions are consistent with the Servicing Standard. The Servicer will remit to the Principal Collection Account the Recoveries received in connection with the sale or disposition of Underlying Collateral relating to a Defaulted Loan Asset. SECTION 6.06 Servicing Compensation. As compensation for its activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to be paid the Servicing Fees and reimbursed the Servicing Expenses as provided in Section 2.04. SECTION 6.07 Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including without limitation fees and disbursements of its independent accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer, on behalf of the Borrower, will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with this Agreement or the maintenance of the Controlled Accounts. The Borrower will reimburse the Servicer for any reasonable expenses incurred hereunder or on behalf of the Borrower, subject to the availability of funds pursuant to Section 2.04; provided that, to the extent funds are not so available on any Payment Date to reimburse such expenses incurred during the immediately ended Remittance Period, such reimbursement amount shall be deferred and payable on the next Payment Date on which funds are available therefor pursuant to Section 2.04 and such deferred reimbursement amount shall bear interest beginning on the Payment Date immediately following the Remittance Period in which such expenses were incurred until paid at an annual rate equal to the LIBOR Yield Rate or SOFR Yield Rate, as applicable. For the avoidance of doubt, the Servicer shall remain liable for, and shall pay in accordance with the terms hereof, all expenses payable by it as set forth in this Section 6.07 or otherwise under this Agreement, notwithstanding any failure of the Servicer to be reimbursed on any Payment Date due to the insufficiency of funds. Following realization of the Collateral Portfolio and distribution of proceeds in the manner provided in Section 2.04, any claims of the Servicer against the Borrower in respect of any deferred reimbursement amount or otherwise shall be extinguished and shall not thereafter revive. SECTION 6.08 Reports to the Administrative Agent; Account Statements; Servicing Information. (a) Notice of Borrowing or Notice of Reduction. Not later than 1:00 p.m. on the third Business Day before the Advance Date for a LIBOR Advance or SOFR Advance, as applicable, and not later than 1:00 p.m. on the Business Day prior to the Advance Date for a #153193074_v4 #158407757_v14 134

immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable, and (iii) all proceeds and distributions in respect of the Portfolio Assets shall be distributed by the Account Bank (at the direction of the Collateral Agent (acting at the direction of the Administrative Agent) or the Administrative Agent) as described in Section 2.04(d) (provided that the Borrower shall in any event remain liable to pay such Advances Outstanding and all such amounts and Obligations immediately in accordance with Section 2.04(g) hereof). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Servicer hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent (or any designee thereof, including without limitation the Servicer), following an Event of Default, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the Lender or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. If any Event of Default shall have occurred, upon the election of the Administrative Agent, the LIBOR Yield Rate, SOFR Yield Rate and Base Rate Yield Rate shall be increased pursuant to the increase set forth in the definition of “Applicable Spread”, effective as of the date of the occurrence of such Event of Default, and shall apply after the occurrence and during the continuance of such Event of Default. SECTION 7.02 Additional Remedies of the Administrative Agent. (a) If, (i) upon the Administrative Agent’s declaration that the Advances made to the Borrower hereunder are immediately due and payable pursuant to Section 7.01 upon the occurrence and during the continuance of an Event of Default, or (ii) on the Facility Maturity Date (other than a Facility Maturity Date occurring pursuant to clause (d) of the definition thereof prior to an Event of Default), the aggregate outstanding principal amount of the Advances Outstanding, all accrued and unpaid Fees and Yield and any other Obligations are not immediately paid in full, then the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lender, to immediately sell (at the Servicer’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral Portfolio and apply the proceeds thereof to the Obligations. (b) The parties recognize that it may not be possible to sell all of the Collateral Portfolio on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral Portfolio may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral Portfolio, and nothing contained herein shall obligate the Administrative Agent to liquidate any of the Collateral Portfolio on the date the Administrative Agent declares the Advances made to the Borrower hereunder to be immediately #153193074_v4 #158407757_v14 142

Collateral Administrator or the Collateral Custodian, the written agreement of the Account Bank, the Collateral Administrator or the Collateral Custodian, as applicable, and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written concurrence of the Administrative Agent and the Required Lenders; provided that any such amendment, modification, termination or waiver of, or consent to departure from, the provisions of Section 2.04 shall also require the written consent or the written concurrence of any Secured Party that is a party to this Agreement which could adversely be affected thereby. (b) Notwithstanding the provisions of Section 11.01(a), the written consent of the Lender and any assignees of the Lender having 100% of the Commitment Percentage shall be required for any amendment, modification or waiver (i) reducing any Advances Outstanding, or the Yield thereon, (ii) postponing any date for any payment of any Advance, or the Yield thereon, (iii) modifying the provisions of this Section 11.01; (iv) increasing the Maximum Facility Amount or (v) extending the Stated Maturity Date or the date set forth in clause (a) of the definition of “Reinvestment Period”; provided that any amendment, modification or waiver to correct any inconsistency or cure any ambiguity or error in this Agreement may be entered into with the written consent of only the Borrower, the Servicer and the Administrative Agent; provided further that notwithstanding the foregoing, any amendment to replace LIBORthe then-current Benchmark with a Benchmark Replacement and to make any Benchmark Replacement Conforming Changes shall require only those consents required under Section 2.23. SECTION 11.02 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name below or at such other address as shall be designated by such party in a written notice to the other parties hereto: If to the Borrower: Nuveen Churchill BDC SPV II, LLC c/o Nuveen Churchill Direct Lending Corp. 430 Park Avenue, 14th Floor New York, NY 10022 Attention: Heather McNally Email: heather.mcnally@churchillam.com with a copy to: Nuveen Churchill Direct Lending Corp. 8500 Andrew Carnegie Blvd. Charlotte, NC 28262 Attention: John McCally Email: john.mccally@nuveen.com If to the Servicer: Nuveen Churchill Direct Lending Corp. #153193074_v4 #158407757_v14 161

U.S. Bank Trust Company, National Association Global Corporate Trust 214 N. Tryon Street, 26th Floor Charlotte, NC 28202 Attention: Amanda SnippertAlanna Silas Reference: Nuveen Churchill BDC SPV II, LLC Email: Nuveen.Churchill.BDC.SPV.II@usbank.com, with a copy to amanda.snippert@usbank.comalanna.silas@usbank.com If to the Account Bank or the Collateral Administrator: U.S. Bank National Association Global Corporate Trust 214 N. Tryon Street, 26th Floor Charlotte, NC 28202 Attention: Amanda SnippertAlanna Silas Reference: Nuveen Churchill BDC SPV II, LLC Email: Nuveen.Churchill.BDC.SPV.II@usbank.com, with a copy to Alanna.silas@usbank.com If to the Collateral Administrator: U.S. Bank Trust Company, National Association Global Corporate Trust 214 N. Tryon Street, 26th Floor Charlotte, NC 28202 Attention: Alanna Silas Reference: Nuveen Churchill BDC SPV II, LLC Email: Nuveen.Churchill.BDC.SPV.II@usbank.com, with a copy to amanda.snippert@usbank.comAlanna.silas@usbank.com #153193074_v4 #158407757_v14 163

Notices and communications by facsimile and e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received. U.S. Bank Trust Company, National Association and U.S. Bank National Association, in each of itstheir respective capacities, agrees to accept and act upon instructions or directions pursuant to the Transaction Documents sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided that any person providing such instructions or directions shall provide to U.S. Bank Trust Company, National Association and U.S. Bank National Association, as applicable, an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give U.S. Bank Trust Company, National Association and U.S. Bank National Association email or facsimile instructions (or instructions by a similar electronic method) and U.S. Bank Trust Company, National Association and U.S. Bank National Association in its discretion elects to act upon such instructions, U.S. Bank’s Trust Company, National Association’s and U.S. Bank National Association’s, as applicable, reasonable understanding of such instructions shall be deemed controlling. Any person providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances. SECTION 11.03 No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Agent or the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. SECTION 11.04 Binding Effect; Assignability; Multiple Lenders. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, the Lender, the Collateral Agent, the Collateral Custodian, the Collateral Administrator, the Account Bank and their respective successors and permitted assigns. The Lender and its respective successors and assigns may assign, syndicate, or grant a security interest or sell a participation interest in, (i) this Agreement and the Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance (or portion thereof) or any Variable Funding Note (or any portion thereof) to any Person other than the Borrower or an Affiliate thereof; provided that, (x) so long as no Event of Default has occurred and is continuing, unless the Borrower shall otherwise consent (such consent not to be unreasonably withheld), the Lender may only assign, syndicate, grant a security interest or sell a participation in, its rights and obligations hereunder to an Affiliate who is not a Designated Entity and (y) after an Event of Default has occurred is continuing, the Lender may assign its rights and obligations hereunder to any Person or Persons who is not a Designated Entity. Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a fully-executed assignment and acceptance substantially in the form of Exhibit N hereto #153193074_v4 #158407757_v14 164 by the Borrower, the Servicer or the Equityholder as a result of, or in connection with, any such claims, damages or demands. SECTION 11.20 No Proceedings. Each of the parties hereto (other than the Borrower) hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Bankruptcy Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the Collection Date. SECTION 11.21 Interim Custody Agreement. The Borrower hereby agrees that, as of the date hereof, the Interim Custody Agreement shall be terminated and of no further force and effect and for purposes hereof U.S. Bank National Association in its capacities as custodian and document custodian pursuant to the Interim Custody Agreement shall be a third-party beneficiary of this section. The Account Bank may utilize all accounts and the respective account numbers created under the Interim Custody Agreement as Controlled Accounts hereunder or as sub-accounts of one or more of the Controlled Accounts. The parties hereto agree that, on and after the date hereof, such accounts established under the Interim Custody Agreement shall be closed or, to the extent such accounts remain open, deemed to be Controlled Accounts hereunder and subject to all of the provisions of this Agreement and the other Transaction Documents. ARTICLE XII COLLATERAL CUSTODIAN SECTION 12.01 Designation of Collateral Custodian. (a) Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 12.01. The Administrative Agent and the Borrower hereby designate and appoint the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof. (b) Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 12.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder. SECTION 12.02 Duties of Collateral Custodian. (a) Appointment. The Borrower and the Administrative Agent each hereby appoints U.S. Bank National Association to act as Collateral Custodian, for the benefit of the #153193074_v4 #158407757_v14 173

(vii) The Account Bank shall establish the Collection Account, the Pre-Funded Loan Asset Account and the Unfunded Exposure Account in the name of the Borrower under the control of the Collateral Agent for the benefit of the Secured Parties. (viii) The Account Bank shall track the receipt and daily allocation of cash to the Interest Collection Account and Principal Collection Account and any withdrawals therefrom and, on each Business Day, provide to the Servicer daily reports reflecting such actions to the Interest Collection Account and Principal Collection Account as of the close of business on the preceding Business Day. (ix) The Account Bank shall make payments pursuant to the terms of the Servicing Report or as otherwise directed in accordance with Sections 2.04 or 2.05. (x) The Account Bank shall provide the Servicer with such other information as may be reasonably requested in writing by the Servicer and as is within the possession of the Account Bank. SECTION 12.03 Merger or Consolidation. Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assetsall or substantially all of the document custody business of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligationshall be the successor to the Collateral Custodian under this Agreement and the other Transaction Documents without further action of any of the parties to this Agreement or such other Transaction Document. Any Person (i) into which the Account Bank may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Account Bank shall be a party, or (iii) that may succeed to all or substantially all of the securities intermediary business of the Account Bank shall be the successor to the Account Bank under this Agreement and the other Transaction Documents without further action of any of the parties to this Agreement or such other Transaction Document. Any Person (i) into which the Collateral Administrator may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Administrator shall be a party, or (iii) that may succeed to all or substantially all of the corporate trust business of the Collateral Custodian hereunder,Administrator shall be the successor to the Collateral CustodianAdministrator under this Agreement and the other Transaction Documents without further actaction of any of the parties to this Agreement or such other Transaction Document. SECTION 12.04 Collateral Custodian, Collateral Administrator and Account Bank Compensation. As compensation for the Collateral Custodian’s activities hereunder, the Collateral Administrator’s activities hereunder and the Account Bank’s activities hereunder and #153193074_v4 #158407757_v14 178 to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Custodian to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral Portfolio is in default or in compliance with the underlying documents governing or securing such item of the Collateral Portfolio, from time to time. The Collateral Custodian shall have no liability for any failure, inability or unwillingness on the part of the Servicer, the Borrower or the Administrative Agent to provide accurate and complete information on a timely basis to the Collateral Custodian or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Custodian’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof. (k) The Collateral Custodian shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer of the Collateral Custodian. (l) Nothing herein shall obligate the Collateral Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Borrower or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby. (m) In acting hereunder and under the Control Agreement, the Account Bank shall be entitled to the same protections, rights, immunities and indemnities as are afforded the Collateral Custodian; provided that such protections, rights, immunities and indemnities shall be in addition to, and not in limitation of, any protections, rights, immunities and indemnities provided in the Control Agreement. For so long as U.S. Bank Trust Company, National Association, U.S. Bank National Association, or any of their respective Affiliates serve as the Account Bank, the Collateral Administrator and the Collateral Custodian are the same entity, U.S. Bankunder this Agreement or any other Transaction Document, U.S. Bank Trust Company, National Association, U.S. Bank National Association or any such Affiliate in each such role shall be entitled to the same rights, immunities, indemnities and protections afforded to U.S. Bank Trust Company, National Association, U.S. Bank National Association and any Affiliate thereof in each of its roles under this Agreement and the other Transaction Documents. (n) The Collateral Custodian may assume the genuineness of any such Required Loan Document it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each Required Loan Document it may receive is what it purports to be. If an original “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, is or shall be or become available with respect to any portion of the Collateral Portfolio to be held by the Collateral Custodian under this Agreement, it shall be the sole responsibility of the Borrower to make or cause delivery thereof to the Collateral Custodian, and the Collateral Custodian shall not be under any obligation at any time to determine whether any such original security or instrument has been or is required to be issued or made available in respect of any portion of the Collateral Portfolio or to compel or cause delivery thereof to the Collateral Custodian. The Collateral Custodian shall have no liability for losses arising from any cause beyond its control, including acts of God, strikes, #153193074_v4 #158407757_v14 182 lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, tornadoes or other disaster, or any delay, error, omission or default of mail, telegraph, cable or wireless agency or operator, or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. However, should the Collateral Custodian fail to be able to perform as required, the Collateral Custodian shall notify the Servicer and the Administrative Agent as soon as practicable of such occurrence and the Collateral Custodian shall use reasonable efforts to resume performance as soon as reasonably practical under the circumstances. (o) The Collateral Custodian may act or exercise its duties or powers hereunder through agents or attorneys and the Collateral Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed with due care. Neither the Collateral Custodian nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Servicer, the Borrower or any other Person, except by reason of acts or omissions by the Collateral Custodian constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Collateral Custodian’s duties hereunder. (p) The Collateral Custodian shall not be liable for interest on any money received by it except as the Collateral Custodian may agree in writing with the Borrower. In no event shall the Collateral Custodian be liable for the selection of any investments or any losses in connection therewith (except in its capacity as obligor thereunder, if applicable), or for any failure of the relevant party to provide investment instruction to the Collateral Custodian in connection with the investment of funds in or from any account set forth herein. (q) The Collateral Custodian shall have no duty to determine or inquire into the happening or occurrence of any event or contingency, and it is agreed that its duties hereunder are purely ministerial in nature. (r) The Collateral Custodian shall not be responsible to the Lenders for the perfection of any Lien or for the filing, form, content or renewal of any UCC financing statements, and such other documents or instruments, provided however that if instructed by the Lenders and at the expense of the Borrower, the Collateral Custodian shall arrange for the filing and continuation, of financing statements or other filing or recording documents or instruments for the perfection of security interests in the Collateral Portfolio; provided, that, the Collateral Custodian shall not be responsible for the preparation, form, content, sufficiency or adequacy of any such financing statements all of which shall be provided in writing to the Collateral Custodian by the Lenders including the jurisdictions and filing offices where the Collateral Custodian is required to file such financing statements. (s) None of the Collateral Custodian, the Collateral Administrator or the Account Bank shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of LIBOR (, SOFR or other applicable Benchmark or Benchmark Replacement), or whether or when there has occurred, or to give notice to any other party of the occurrence of, any Benchmark Transition Event or, LIBOR Disruption Event or SOFR Disruption Event, (ii) to select, identify or designate any alternative reference rate index (including any Benchmark Replacement), or other successor or replacement benchmark index, or whether any conditions to #153193074_v4 #158407757_v14 183 the designation of such a rate have been satisfied, (iii) to select, identify or designate any Benchmark Replacement adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what administrative procedures or any Benchmark Replacement Conforming Changes or other modifications to this Agreement or any other Transaction Document may be necessary or advisable in respect of the determination and implementation of any alternative reference rate index (including any Benchmark Replacement), if any, in connection with any of the foregoing and, with respect to each floating rate Loan Asset, the Collateral Custodian, Collateral Administrator and Account Bank shall have no responsibility or liability to (w) monitor the status of LIBOR, SOFR or such other applicable index, reference rate or Benchmark Replacement, (x) determine whether a substitute index or reference rate should or could be selected, (y) determine the selection of any such substitute reference rate and (z) exercise any right related to the foregoing on behalf of the Borrower, the Servicer, the Lenders, the Administrative Agent, the Collateral Agent or any other Person. (t) None of the Collateral Custodian, the Collateral Administrator or the Account Bank shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of LIBOR (, SOFR or other applicable Benchmark or Benchmark Replacement) and absence of a designated Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other party, including without limitation the Administrative Agent, the Collateral Agent, the Servicer or the Borrower, by the terms of the Agreement and reasonably required for the performance of such duties. (u) The Servicer, the Administrative Agent, the Collateral Agent and the Borrower shall cooperate with the Collateral Administrator in connection with the preparation by the Collateral Administrator of the Monthly Reports and the calculations and re-calculations provided hereunder. Without limiting the generality of the foregoing, the Servicer shall advise in a timely manner the Collateral Administrator of the results of any determinations required or permitted to be made by it or the Borrower (or the Servicer on its behalf) and supply the Collateral Administrator with such other information (to the extent not also maintained or readily available to the Collateral Administrator) as is maintained by the Servicer that the Collateral Administrator may from time to time request with respect to the Collateral Portfolio and reasonably needed to complete the Monthly Reports or any calculations or re-calculations or required to permit the Collateral Administrator to perform its obligations hereunder and any other information that may be reasonably required hereunder with respect to any item of the Collateral Portfolio. The Servicer shall review and verify the contents of the aforesaid reports, instructions, statements, certificates, calculations and recalculations and upon receipt of approval from the Servicer, the Collateral Administrator shall transmit the same to the Borrower and shall make such reports available to the Administrative Agent, the Collateral Agent and the Lenders. (v) The Collateral Administrator may conclusively rely on and without any investigation, any information provided by the Servicer, Borrower, Administrative Agent, Collateral Agent and any Obligor, participating bank and/or agent bank and its Affiliates with respect to the applicable Loan Assets or Underlying Instruments, along with any related agents with respect to such Loan Assets or Underlying Instruments, in preparation of the Monthly Report. The duties of the Collateral Administrator hereunder are limited to the duties expressly set forth in this Agreement. By entering into, or performing its duties under, this Agreement, the #153193074_v4 #158407757_v14 184

THE ADMINISTRATIVE AGENT: SUMITOMO MITSUI BANKING CORPORATION By: ___________________________________ Name: Stephen ChanJason Hare Title: ManagingExecutive Director [SIGNATURES CONTINUE ON THE FOLLOWING PAGE] [Signature Page] Loan and Servicing Agreement

THE LENDER: SUMITOMO MITSUI BANKING CORPORATION By: ___________________________________ Name: Stephen ChanJason Hare Title: ManagingExecutive Director [SIGNATURES CONTINUE ON THE FOLLOWING PAGE] [Signature Page] Loan and Servicing Agreement

THE COLLATERAL AGENT: SUMITOMO MITSUI BANKING CORPORATION By: ___________________________________ Name: Stephen ChanJason Hare Title: ManagingExecutive Director [SIGNATURES CONTINUE ON THE FOLLOWING PAGE] [Signature Page] Loan and Servicing Agreement

THE ACCOUNT BANK AND COLLATERAL ADMINISTRATOR: U.S. BANK NATIONAL ASSOCIATION By: _________________________________ Name: Title: [SIGNATURES CONTINUE ON THE FOLLOWING PAGE] [Signature Page] Loan and Servicing Agreement

THE COLLATERAL ADMINISTRATOR: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION By: _________________________________ Name: Title: [SIGNATURES CONTINUE ON THE FOLLOWING PAGE] Sch. I-1[Signature Page] #153193074_v4 Loan and Servicing Agreement

SCHEDULE I CONDITIONS PRECEDENT DOCUMENTS As required by Section 3.01 of the Agreement, each of the following items must be delivered to the Administrative Agent prior to the effectiveness of the Agreement: (a) A copy of the Agreement duly executed by each of the parties hereto; (b) A certificate of a Director, the Secretary or Assistant Secretary of each of the Borrower, the Equityholder and the Servicer, dated the date of the Agreement, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign on behalf of such Person the Transaction Documents to which it is a party (on which certificate the Administrative Agent and the Lender may conclusively rely until such time as the Administrative Agent shall receive from the Borrower, or the Servicer, as applicable, a revised certificate meeting the requirements of this paragraph (b)(i)), (ii) that the copy of the Governing Documents of such Person is a complete and correct copy and that such Governing Documents have not been amended, modified or supplemented and are in full force and effect, and (iii) the resolutions of the board of directors, managers or other relevant governing body of such Person approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party; (c) A good standing certificate, dated as of a recent date for each of the Borrower, the Equityholder and the Servicer, issued by the Secretary of State of such Person’s jurisdiction of formation, incorporation or organization, as applicable; (d) An officer’s closing certificate from a Responsible Officer of each of the Borrower and Servicer, certifying that, as of the Closing Date: (i) each of the representations and warranties of the Borrower and Servicer contained in the Transaction Documents are true, complete and correct in all material respects except to the extent relating to an earlier date and except for such representations and warranties as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties are true, complete and correct in all respects on and as of the Closing Date; (ii) no Servicer Default, Event of Default or Unmatured Event of Default has occurred and is continuing under the Loan and Servicing Agreement, and no event has occurred and is continuing, or would result from the transactions effected pursuant to the Transaction Documents or from the application of proceeds thereof as of the Closing Date, that constitutes or would constitute a Servicer Default, Event of Default or Unmatured Event of Default; and (iii) both before and after giving effect to the transactions contemplated by the Transaction Documents to which the Borrower or the Servicer is a party, each of the Borrower and the Servicer is and will be Solvent. (e) UCC financing statements describing the Collateral Portfolio, and (i) naming the Borrower as debtor and the Collateral Agent, for the benefit of the Secured Parties, as secured party and (ii) other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Collateral Agent’s, for the benefit of the Secured Parties, interests in the Collateral Portfolio; Sch. I-1 #158407757_v14

SCHEDULE II PRIOR NAMES, TRADENAMES, FICTITIOUS NAMES AND “DOING BUSINESS AS” NAMES Borrower: None Sch. II-1 #153193074_v4 #158407757_v14

SCHEDULE III ELIGIBILITY CRITERIA The representations and warranties set forth in this Schedule III are made by the Borrower and the Servicer under the Agreement, with respect to all Loan Assets which are designated as being Eligible Loan Assets on any Borrowing Base Certificate or are otherwise represented to the Administrative Agent or the Lender as being Eligible Loan Assets, or are included as Eligible Loan Assets in any calculation set forth in the Agreement to which this Schedule III is attached. For the avoidance of doubt, if such Loan Asset does not satisfy the representations and warranties set forth in this Schedule III, then the Administrative Agent must expressly consent in its sole discretion to the inclusion of such Loan Asset; it being understood that the Administrative Agent will not be deemed to have consented to the acquisition of a Loan Asset by the Borrower that does not satisfy the representations and warranties set forth in this Schedule III by merely approving the acquisition of such Loan Asset by the Borrower unless there is an express acknowledgement by the Borrower and the Servicer under the Agreement of non-satisfaction of the representations and warranties set forth in this Schedule III. 1. Each such Loan Asset is a First Lien Loan Asset evidenced by a note or a credit document and, to the extent applicable, an assignment or participation document in the form specified in the applicable credit agreement or, if no such specification, on the LSTA assignment form. Each such Loan Asset and the Portfolio Assets related thereto is subject to a valid, subsisting and enforceable first priority perfected security interest (subject only to Permitted Liens) in favor of the Collateral Agent, for the benefit of the Secured Parties, and the Borrower has good and marketable title to and is the sole owner of, such Loan Asset and the Portfolio Assets related thereto, free and clear of all Liens other than any Permitted Liens. 2. As of the related Cut-Off Date, the origination or acquisition of each such Loan Asset by the Borrower and the grant of the security interest to the Collateral Agent, for the benefit of the Secured Parties, in each such Loan Asset have been approved by the Administrative Agent, in its sole discretion, by delivery of an Approval Notice. 3. No Loan Asset constitutes a participation interest in all or a portion of a loan (for the avoidance of doubt, a syndication or co-lending interest which is not documented as a participation interest shall not be deemed a participation interest). 4. The Obligor with respect to each such Loan Asset is organized under the laws of the United States or Canada or any state, province or other political subdivision thereof and its principal operations are located in the United States or Canada. 5. The funding obligations for each such Loan Asset and the Loan Agreement under which such Loan Asset was created have been fully satisfied and all sums available thereunder have been fully advanced, or if such Loan Asset is a Revolving Loan Asset or Delayed Draw Loan Asset, then either (i) the Borrower shall have or have caused to be, at the time of the sale of such Loan Asset to the Borrower, deposited into the Unfunded Exposure Account an amount in Dollars equal to the Unfunded Exposure Equity Amount or (ii) the Sch. III-1 #153193074_v4 #158407757_v14

SCHEDULE IV AGREED-UPON PROCEDURES FOR INDEPENDENT PUBLIC ACCOUNTANTS In accordance with Section 6.10 of the Agreement, the Servicer will cause a firm of nationally recognized independent public accountants to furnish in accordance with attestation standards established by the American Institute of Certified Public Accountants a report to the effect that such accountants have either verified, compared, or recalculated each of the following accounts in the Servicing Report to the applicable system or records of the Servicer:  Loan Asset List: o Loan Asset Type o Outstanding Loan Balance (Loan & Obligor) o Cut-Off Date (the date that the Loan Asset is added to the facility) o Purchase Price o Loan Maturity Date o Fixed/Floating o Index, spread, interest paid in kind o Moody’s Industry Classification o Current principal amount o Moody’s and S&P ratings (if applicable) o Days Delinquent o Exposure Amount o trailing twelve-month EBITDA for the twelve consecutive month then most recently ended o the as-of date for the statistic in the foregoing bullet point  Borrowing Base  Advances Outstanding  Cash Reconciliation report  Discretionary Sales Calculations, Substitution Calculations, Optional Sales Calculations, Lien Release Divided Calculations At the discretion of the Administrative Agent and a firm of nationally recognized independent public accountants, three random Servicing Reports for each fiscal year (including one that pertains to a month immediately prior to a Payment Date) will be chosen and reviewed. The report provided by such firm may be in a format such typically utilized for a report of this nature; provided that it will consist of at a minimum (i) a list of deviations from the Servicing Report and (ii) discuss with the Servicer the reason for such deviations, and set forth the findings in such report. Sch. IV-1 #153193074_v4 #158407757_v14

SCHEDULE V LOAN ASSET SCHEDULE For each Loan Asset, the Borrower shall provide, as applicable, the following information and the applicable Loan Asset Checklist: (a) Loan Asset Number (b) Obligor Name (c) Loan Asset Type (Note or Noteless) (d) Original Loan Asset Amount (e) Sponsor Name Sch. V-1 #153193074_v4 #158407757_v14

SCHEDULE VI PRINCIPAL COLLECTION ACCOUNT – WIRE INSTRUCTIONS U.S. Bank, N.A. ABA: # 091000022 Beneficiary Customer: Nuveen Churchill BDC SPV II, LLC Beneficiary Account: # 104796874477 Payment Reference: [Borrower Name]Nuveen Churchill BDC SPV II - Second Amendment Sch. VI #153193074_v4 #158407757_v14

Exhibit B

EXHIBIT B TO SECOND AMENDMENT TO LOAN AND SERVICING AGREEMENT (Effective June 29, 2022) Form of Notice of Reduction (Reduction of Maximum Facility Amount) EXHIBIT D EXHIBIT I Form of Disbursement Request Form of Variable Funding Note EXHIBIT B EXHIBIT J Form of Notice and Request for Consent EXHIBIT E Form of Loan Assignment EXHIBIT K Form of Joinder Supplement Form of Servicing Report EXHIBIT A EXHIBIT L Form of Servicer’s Certificate (Servicing Report) EXHIBIT F EXHIBIT M Form of Notice of Borrowing Form of Release of Required Loan Documents EXHIBIT C EXHIBIT N Form of Approval Notice Form of Assignment and Acceptance EXHIBIT G Form of Borrowing Base Certificate EXHIBIT O Form of Notice of Reduction (Reduction of Advances Outstanding) Form of Conversion Notice EXHIBITS TO LOAN AND SERVICING AGREEMENT Dated as of November 24, 2020 (NUVEEN CHURCHILL BDC SPV II, LLC) EXHIBITS EXHIBIT P Form of Loan Sale and Contribution Agreement EXHIBIT H